                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                          WAREHOUSING CREDIT AGREEMENT

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS AND ACCOUNTING TERMS                                               2
         1.1      Definitions                                                                    2
         1.2      Accounting Terms                                                              19

ARTICLE 2         THE WAREHOUSE LINE                                                            19
         2.1      Warehouse Advances                                                            19
         2.2      Swing Advances and Excess Advances by Agent                                   20
                  (a)      Swing Advances                                                       21
                  (b)      Excess Advances by Agent                                             21
         2.3      Notes                                                                         22
                  (a)      Warehouse Advances                                                   22
                  (b)      Swing Advances                                                       22
                  (c)      Excess Advances                                                      22
         2.4      Manner of Borrowing                                                           22
                  (a)      Request for Advance                                                  22
                  (b)      Disbursement of Bank's Warehouse Pro Rata Share                      23
                  (c)      Assumptions by Agent for Advances; Failure to Fund by a Bank         24
         2.5      Records                                                                       25
                  (a)      Advances                                                             25
                  (b)      Payments                                                             25
                  (c)      Banks' Records                                                       25
         2.6      Certain Representations                                                       25
         2.7      Payment of the Notes                                                          25
                  (a)      Termination Date                                                     26
                  (b)      Borrowing Base Deficiency                                            26
                  (c)      Proceeds of Collateral                                               26
         2.8      Rates of Interest                                                             26
                  (a)      Applicable Rates of Interest                                         26
                  (b)      Highest Lawful Rate                                                  26
         2.9      Interest Payments                                                             26
         2.10     Post-Maturity Interest                                                        27
         2.11     Computation of Interest                                                       27
         2.12     General Provisions Regarding Prepayments and Payments                         27
                  (a)      Prepayments                                                          27
                  (b)      Manner and Time of Payment                                           27
                  (c)      Apportionment of Payments                                            28
                  (d)      Payments on a Business Day                                           28
         2.13     Set-Off                                                                       28
         2.14     Fees                                                                          28
                  (a)      Non-Usage Fee                                                        28
                  (b)      Usage Fee                                                            28
                  (c)      Collateral Handling/Agent's Fee                                      29
                  (c)      Amendment Fees                                                       29
                  (d)      Payment of Fees                                                      29
                  (e)      Fees Non-Refundable                                                  29
         2.15     Commitments                                                                   29
         2.16     Special Provisions Governing Base Rate                                        29
         2.17     Certain Representations                                                       30

ARTICLE 3         COLLATERAL SECURITY                                                           30
         3.1      Collateral                                                                    30
         3.2      Security Agreement                                                            30
         3.3      Priority of Security Interests                                                31
         3.4      Release of Security Interest                                                  31

ARTICLE 4         CONDITIONS PRECEDENT                                                          31
         4.1      Closing; Initial Advance                                                      31
         4.2      All Advances                                                                  33

ARTICLE 5         FINANCIAL COVENANTS                                                           34
         5.1      Borrowing Base                                                                34
         5.2      Leverage Ratio                                                                34
         5.3      Minimum Adjusted Tangible Net Worth                                           34
         5.4      Cash and Cash Equivalents                                                     34
         5.5      Dividends                                                                     34
         5.6      Certificates of Deposit                                                       34

ARTICLE 6         REPRESENTATIONS AND WARRANTIES                                                35
         6.1      Corporate Organization and Good Standing                                      35
         6.2      Qualification                                                                 35
         6.3      Power and Authority                                                           35
         6.4      Binding Effect                                                                36
         6.5      Financial Condition                                                           36
         6.6      Properties                                                                    36
         6.7      Litigation                                                                    36
         6.8      Purpose of Advances; Regulations U and X                                      36
         6.9      Investment Company Act                                                        37
         6.10     Securities Act                                                                37
         6.11     Permits; Consents, etc                                                        37
         6.12     ERISA                                                                         37
         6.13     Affiliates                                                                    37
         6.15     Tax Returns and Payments                                                      38
         6.16     Disclosure; Solvency                                                          38

ARTICLE 7         COVENANTS                                                                     38
         7.1      Affirmative Covenants                                                         38
         7.2      Negative Covenants                                                            41
         7.3      Reporting Requirements                                                        43

ARTICLE 8         EVENTS OF DEFAULT                                                             45
         8.1      Events of Default                                                             45
         8.2      Remedies Not Exclusive                                                        46
         8.3      Remedies Upon Event of Default                                                47
         8.4      Performance by the Banks                                                      47
         8.5      Attorneys; Accountants; Other Third Parties                                   48

ARTICLE 9         MISCELLANEOUS                                                                 48
         9.1      Expenses                                                                      48
         9.2      Non-Liability of Banks                                                        48

         9.3      Waivers. etc.                                                                 48
         9.4      Amendments                                                                    49
         9.5      Taxes                                                                         49
         9.6      Governing Law                                                                 49
         9.7      Section Titles; Table of Contents                                             49
         9.8      Reliance by the Banks                                                         49
         9.9      Severability                                                                  49
         9.10     Survival of Representations and Warranties                                    50
         9.11     Termination                                                                   50
         9.12     Counterparts; Effectiveness                                                   50
         9.13     Entire Agreement                                                              50
         9.14     Exhibits and Schedules                                                        50
         9.15     Indemnity                                                                     50
         9.16     Role of the Banks                                                             51
         9.17     Notices                                                                       51
         9.18     Ratable Sharing                                                               52
         9.19     Assignment                                                                    52
         9.20     Consent of Banks                                                              53

ARTICLE 10        THE AGENT                                                                     53
         10.1     Appointment                                                                   53
         10.2     Delegation of Duties                                                          53
         10.3     Nature of Duties; Independent Credit Investigation                            54
         10.4     Actions in Discretion of the Agent; Instructions from the Banks               54
         10.5     Reimbursement and Indemnification of the Agent by the Company                 54
         10.6     Exculpatory Provisions                                                        55
         10.7     Reimbursement and Indemnification of the Agent by the Banks                   55
         10.8     Reliance by the Agent                                                         55
         10.9     Notice of Default                                                             56
         10.10    The Banks in Their Individual Capacities                                      56
         10.11    Holders of Notes                                                              56
         10.12    Successor Agent                                                               56
         10.13    Calculations                                                                  57
         10.14    Beneficiaries                                                                 57
         10.15    Amendment and Restatement                                                     57
         10.16    Joint and Several Liability of United and Portland                            57

ARTICLE 11        ADDITIONAL BANKS; INCREASES IN WAREHOUSE LINE COMMITMENTS; ASSIGNMENTS AND
PARTICIPATIONS                                                                                  58
         11.1     Additional Banks; Increases in Warehouse Line Commitments                     58
         11.2     Assignments and Participations                                                59

ARTICLE 12        WAIVER OF JURY TRIAL                                                          60

                                LIST OF EXHIBITS

EXHIBIT A         - Warehouse Borrowing Base Formula

EXHIBIT B         - Covenant Compliance Certificate

EXHIBIT C-1       - Warehouse Note to National City

EXHIBIT C-2       - Warehouse Note to Bank One

EXHIBIT C-3       - Warehouse Note to West Suburban

EXHIBIT C-4       - Warehouse Note to Comerica

EXHIBIT D         - Pledge, Security and Collateral Agency Agreement

EXHIBIT E         - Form of Swing Note

EXHIBIT F-1       - Form of Opinion of Counsel to United

EXHIBIT F-2       - Form of Opinion of Counsel to Portland

EXHIBIT G         - Form of Additional Lender Agreement

EXHIBIT H         - Form of Commitment Schedule and Allocation Notice

EXHIBIT I         - Form of Request for Warehouse Advance

EXHIBIT J         - Form of Authorized Signer Letter

EXHIBIT K-1       - Form of Bank One Rewarehousing Agreement

EXHIBIT K-2       - Form of West Suburban Rewarehousing Agreement

                                    SCHEDULES

SCHEDULE 1.1      - Approved Investor List

SCHEDULE 2.1      - Warehouse Pro Rata Shares and Warehouse Line Commitments

SCHEDULE 6.1      - Information Relating to Company Representations and Warranties

                AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT

         THIS AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT (the "Credit Agreement") is dated as of the 1st day of August, 2003, by and among (i) (a) UNITED FINANCIAL MORTGAGE CORP., an Illinois corporation with its principal place of business located at 815 Commerce Drive, Suite 100, Oak Brook, Illinois 60523 ("United"), and (b) PORTLAND MORTGAGE COMPANY, an Oregon corporation with its principal place of business located at 2020 S.W. 4th Avenue, #1010, Portland, Oregon 97201 ("Portland") (collectively, the "Company"), (ii) (a) NATIONAL CITY BANK OF KENTUCKY, a national banking association with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 ("National City"), (b) BANK ONE, NA, a national banking association with its principal place of business located in Chicago, Illinois ("Bank One"), (c) WEST SUBURBAN BANK, an Illinois state banking corporation with its principal place of business located at 711 S. Westmore-Meyers Road, Lombard, Illinois 60148 ("West Suburban"), (d) COMERICA BANK, a Michigan banking corporation with its principal place of business located at 500 Woodward Avenue, MC: 3256, Detroit, Michigan 48226 ("Comerica"), and (e) COLONIAL BANK, an Alabama state banking corporation with a principal place of business located at 201 E. Pine Street, Suite 730, Orlando, Florida 32801 ("Colonial") (National City, Bank One, West Suburban, Comerica and Colonial are each individually referred to as a "Bank" and collectively as the "Banks") and (iii) NATIONAL CITY BANK OF KENTUCKY, in its capacity as Agent for the hereinafter defined Banks (in such capacity, the "Agent").

                              PRELIMINARY STATEMENT

         WHEREAS, the Company has heretofore obtained from National City and the Agent a warehouse line of credit in the current maximum principal amount of Forty Million Dollars ($40,000,000.00) (the "Existing Warehouse Line") pursuant to the terms of that certain Warehousing Credit Agreement dated as of March 16, 2001 among the Company, National City and the Agent, as amended, modified and supplemented from time to time (collectively, the "Existing Credit Agreement");

         WHEREAS, the Company now desires to amend and restate the Existing Credit Agreement to (i) add Bank One, West Suburban, Comerica and Colonial as "Banks" thereunder, (ii) temporarily increase the Existing Warehouse Line to a maximum principal amount as of the date hereof of One Hundred Twenty-Five Million Dollars ($125,000,000.00) to and until the close of business on August 14, 2003 (the Existing Warehouse Line, as so amended, the "Warehouse Line"), subject to the terms and conditions set forth in this Credit Agreement, including without limitation, the right of the Company and the Agent in their sole, joint discretion to increase such maximum principal amount (pursuant to an Additional Lender Agreement but otherwise without amendment to this Credit Agreement or any of the other Loan Documents) by adding one or more additional lenders, each as a "Bank" hereunder, by approving each such additional lender as an Applicant Financial Institution pursuant to SECTION 11.1 hereof, and (iii) make certain other changes set forth herein;

         WHEREAS, the Agent and the Banks desire to enter into this Credit Agreement to amend and restate the Existing Credit Agreement to, among other things, (i) add each of Bank One, West Suburban, Comerica and Colonial as a "Bank" under this Credit Agreement, and (ii) temporarily increase the maximum principal amount of the Warehouse Line to One Hundred Twenty-Five Million Dollars ($125,000,000.00) to and until the close of business on August 14, 2003, upon the terms and conditions set forth in this Credit Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. In addition to the definitions set forth in the introduction and the preliminary statement of this Credit Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural form of the terms defined):

                  "Additional Lender Agreement" shall have the meaning assigned to that term in SECTION 11.1 hereof.

                  "Adjusted Tangible Net Worth" shall mean GAAP Net Worth plus the aggregate amount of loan loss reserves less the sum of (i) the aggregate amount of advances of the Company to its owners, officers, directors, employees or Affiliates, (ii) investments in Affiliates, (iii) intangible assets, (iv) capitalized mortgage servicing rights of the Company, (v) capitalized excess servicing fees, and (vi) any other assets of the Company not acceptable to the Agent in its sole, reasonable discretion, plus the lesser of (1) the appraised value of the Non-recourse Servicing Portfolio (expressed as a percentage of the unpaid principal amount of the Servicing Portfolio) or; alternatively, the midpoint of the range of the most recent appraised value of the Servicing Portfolio, as determined by an independent nationally-recognized appraiser approved by the Agent in its sole, reasonable discretion, multiplied by the current unpaid principal amount of the Servicing Portfolio, net of all conventional loans that are past due over ninety (90) days, or (2) one and one-quarter of one percent (1.25%) of the unpaid principal balance of the Non-recourse Servicing Portfolio, net of all loans that are past due over ninety
(90) days.

                  "Adjustment Date" shall have the meaning assigned to that term in SECTION 11.1 hereof.

                  "Advance" shall mean, as applicable, a Warehouse Advance, a Swing Advance or an Excess Advance.

                  "Affiliate" shall mean (i) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company, or (ii) any Person who is a director or officer of the Company or of any Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or to direct the management or policies of such Person, whether through the ownership of voting securities, or otherwise.

                  "Aged Loan" shall mean, as of any date:

                  (a) Any Loan, which is not a Wet Loan, a Repurchase Loan, Alternative Lending Loan or an Extended Period Shipped Loan, which has been pledged as Collateral for more than one hundred twenty (120) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

                  (b) Any Wet Loan which has been pledged as Collateral for more than seven (7) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

                  (c) Any Repurchase Loan which has been pledged as Collateral for more than one hundred eighty (180) calendar days (calculated from the date upon which the Advance relating to such

Loan is made hereunder); or

                  (d) Any Alternative Lending Loan which has been pledged as Collateral for more than ninety (90) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

                  (e) Any Extended Period Shipped Loan which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than sixty (60) calendar days (calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement).

                  "Aged Loan/Extended Period Shipped Loan Advance" shall mean an Advance requested to fund an Aged Loan or an Extended Period Shipped Loan, as applicable.

                  "Aged Loan/Extended Period Shipped Loan Advance Sublimit" shall mean an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000.00).

                  "Aged Loan/Extended Period Shipped Loan Collateral Usage" shall mean that percentage of Eligible Collateral calculated by dividing the aggregate Collateral Value of all Aged Loans and Extended Period Shipped Loans by the aggregate Collateral Value of all Eligible Collateral.

                  "Agent" shall have the meaning assigned to that term in the introduction of this Credit Agreement and includes any successor Agent under
SECTION 10.12 hereof.

                  "Aggregate Outstanding Balance" shall mean the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance.

                  "Aggregate Outstanding Excess Balance" shall mean the aggregate unpaid principal balance of all Excess Advances, if any.

                  "Aggregate Outstanding Warehouse Balance" shall mean the aggregate unpaid principal balance of all Warehouse Advances and Swing Advances, if any.

                  "ALT A Advance" shall mean an Advance requested to fund an ALT A Loan.

                  "ALT A Advance Sublimit" shall mean an amount equal to fifteen percent (15%) of the Total Warehouse Line Commitment.

                  "ALT A Loan" shall mean a Conforming Loan: (i) the entire interest of which is owned by the Company and which is secured by a Conforming Mortgage; (ii) which is not an FHA Loan or VA Loan; (iii) which meets the underwriting criteria of any or all of the Fannie Mae, FHLMC or GNMA; and (iv) which conforms to the underwriting criteria of Approved Investors for loans which are commonly referred to in the secondary market as "ALT A" loans, as defined by the Agent; provided: (a) no default has occurred and is continuing on such Loan, and (b) such Loan is not an Aged Loan.

                  "Alternative Lending Advance" shall mean an Advance requested to fund an Alternative Lending Loan.

                  "Alternative Lending Advance Sublimit" shall mean an amount equal to ten percent (10%) of the Total Warehouse Line Commitment.

                  "Alternative Lending Loan" shall mean a Loan the entire interest of which is owned by the Company and which is one of the following: (i) a HELOC Loan; (ii) a Subprime Loan; or (iii) a Second Mortgage Loan; provided, however, (a) no default has occurred and is continuing on such Loan, (b) such Loan is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversion, (c) such Loan has no more than one (1) principal/interest payment past due, and (d) such Loan shall be subject to a Firm Commitment.

                  "Applicant Financial Institution" shall have the meaning assigned to that term in SECTION 11.1 hereof.

                  "Appraisal of Pledged Servicing Rights" shall mean an appraisal of the Pledged Servicing Rights as determined in accordance with accepted methods of appraising by a qualified, nationally-recognized appraiser who is acceptable to Agent in its sole, reasonable discretion.

                  "Appraised Value" shall mean, with respect to an interest in real estate, the then current fair market value thereof as of a recent date satisfactory to the Agent, as determined by the FHA or the VA, if applicable, or, if there is no such determination, then as determined in accordance with accepted methods of appraising by a qualified appraiser who is a member of the American Institute of Real Estate appraisers or other group of professional appraisers and who is reasonably acceptable to the Agent.

                  "Approved Investors" shall mean the financial institutions approved for the shipment of Eligible Collateral by the Agent and listed on
SCHEDULE 1.1 attached hereto and made a part hereof by this reference, which listing shall include the address of each such Approved Investor, the name of the contact person for such Approved Investor and the telephone number of such contact person. The Agent may from time to time, at its sole and absolute discretion, upon the written request of the Company, agree to add financial institutions to the list of Approved Investors provided that a financial institution shall not be deemed to be an Approved Investor until such time as the Agent has notified the Company that such financial institution has been approved by the Agent. The Agent may from time to time, at its sole and absolute discretion, remove any financial institution from the list set forth in SCHEDULE
1.1 by giving the Company prior notice of such removal. From and after the Company's receipt of notice removing an investor from the Approved Investor list, the Company shall not enter into any additional commitments for delivery of Loans for purchase by that investor; provided, however, that the Company may deliver to an investor so removed from the Approved Investor list those Loans, and only those Loans, which are scheduled to be, or in the process of being, delivered to that investor as of the date of the Company's receipt of such notice from the Agent.

                  "Average Monthly Available Deposits" shall mean the monthly average of free collected balances maintained in non-interest bearing accounts in the name the Company (or held by the Company in trust for third parties) with a Bank, after deducting any unpaid service charges or float required by such Bank under its normal practices to compensate such Bank for the maintenance of such accounts and taking into consideration reserve requirements and the other costs of complying with applicable law (including but not limited to any FDIC premium applicable to such accounts).

                  "Balance Funded Bank" shall mean National City.

                  "Balance Funded Rate" shall have the meaning assigned to that term in SECTION 2.8(a) hereof.

                  "Bank" and "Banks" shall have the meaning assigned to those terms in the introduction to this Credit Agreement and shall include, as of the date hereof, National City, West Suburban, Bank One,

Comerica and Colonial, each in its individual capacity, and, subsequent to the date hereof, any Applicant Financial Institution which is added as a Bank hereunder by the Company and the Agent.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

                  "Base Rate" shall have the meaning assigned to that term in
SECTION 2.8(a) hereof.

                  "Billing Statement" shall have the meaning assigned to that term in SECTION 2.9 hereof.

                  "Borrowing Base Report" shall mean the report prepared by the Agent to calculate the Warehouse Borrowing Base in accordance with the formula set forth in EXHIBIT A to this Credit Agreement.

                  "Business Day" shall mean for all purposes, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the state in which the Agent maintains its office for purposes of performing its obligations under this Credit Agreement as set forth on the signature pages of this Credit Agreement or is a day on which (i) banking institutions located in such state are authorized or required by law or other governmental action to close, and/or (ii) the United States Federal Reserve Bank is closed.

                  "Cash and Cash Equivalents" shall mean each of the following investments held by the Agent on behalf of the Company: (i) cash deposits in the Cash Investment Account, and (ii) certificates of deposit issued by the Agent or United States treasuries which mature not more than one hundred and eighty (180) calendar days from the date of the Company's purchase thereof and which are not otherwise pledged as Collateral under the Loan Documents.

                  "Cash Investment Account" shall mean the "no access" deposit account maintained by the Agent at the main office of the Agent in the name of the Agent for the benefit of the Company and to which the Company shall have no access, for the purposes of receiving cash as Cash and Cash Equivalents hereunder, which cash is not otherwise pledged as Collateral under the Loan Documents.

                  "Closing Date" shall mean the date on which the initial Advance is made to the Company and the conditions set forth in ARTICLE 4 hereof are satisfied.

                  "Collateral" shall mean the assets of the Company, as more particularly described in ARTICLE 2 of the Security Agreement in which the Agent, for the benefit of the Banks in proportion to their Pro Rata Shares, has a Security Interest.

                  "Collateral Documents" shall mean the Security Agreement, any Hypothecation Agreement executed pursuant to SECTION 5.6 hereof and all other agreements, instruments, documents, and other papers creating, evidencing, or representing the Collateral or the Security Interests therein.

                  "Collateral Mortgage Documents" shall have the meaning assigned to that term in SECTION 4.1 of the Security Agreement.

                  "Collateral Proceeds Account" shall mean the "no access" deposit account maintained by the Agent at the main office of the Agent in the name of the Agent for the benefit of the Company and to which the Company shall have no access, for the purposes of receiving the proceeds of the Collateral and other funds as provided in this Credit Agreement and the Security Agreement.

                  "Collateral Value" shall mean as of any date:

                  (a) With respect to a Loan which constitutes Eligible Collateral on such date and which is not an Alternative Lending Loan, a Repurchase Loan, an Aged Loan or Extended Period Shipped Loan, one hundred percent (100%) of the lesser of (i) the face amount of such Loan, (ii) the unpaid principal balance of the applicable Loan, or (iii) the purchase price under the Commitment to which such Loan has been assigned;

                  (b) With respect to a Loan which constitutes Eligible Collateral on such date and which is an Alternative Lending Loan, ninety-eight percent (98%) of the lesser of (i) the face amount of such Loan, (ii) the unpaid principal balance of the applicable Loan, or (iii) the purchase price under the Commitment to which such Loan has been assigned;

                  (c) With respect to a Loan which constitutes Eligible Collateral on such date and which is a Repurchase Loan and which has been pledged as collateral for ninety (90) calendar days or less, eighty-five percent (85%) of the lesser of (i) the unpaid principal balance of the applicable Repurchase Loan, and (ii) the Appraised Value of the real estate securing the applicable Repurchase Loan; and with respect to Repurchase Loan Receivables related thereto, eighty-five percent (85%) of the amount thereof;

                  (d) With respect to a Loan which constitutes Eligible Collateral on such date and which is a Repurchase Loan and which has been pledged as collateral for more than ninety (90) calendar days but not more than one hundred twenty (120) calendar days, eighty percent (80%) of the lesser of
(i) the unpaid principal balance of the applicable Repurchase Loan, and (ii) the Appraised Value of the real estate securing the applicable Repurchase Loan; and with respect to Repurchase Loan Receivables related thereto, eighty percent (80%) of the amount thereof;

                  (e) With respect to a Loan which constitutes Eligible Collateral on such date and which is a Repurchase Loan and which has been pledged as collateral for more than one hundred twenty (120) calendar days but not more than one hundred fifty (150) calendar days, seventy-five percent (75%) of the lesser of (i) the unpaid principal balance of the applicable Repurchase Loan, and (ii) the Appraised Value of the real estate securing the applicable Repurchase Loan; and with respect to Repurchase Loan Receivables related thereto, seventy-five percent (75%) of the amount thereof;

                  (f) With respect to a Loan which constitutes Eligible Collateral on such date and which is a Repurchase Loan and which has been pledged as collateral for more than one hundred fifty (150) calendar days but not more than one hundred eighty (180) calendar days, seventy percent (70%) of the lesser of (i) the unpaid principal balance of the applicable Repurchase Loan, and (ii) the Appraised Value of the real estate securing the applicable Repurchase Loan; and with respect to Repurchase Loan Receivables related thereto, seventy percent (70%) of the amount thereof;

                  (g) With respect to a Loan which constitutes Eligible Collateral on such date and which is an Extended Period Shipped Loan and which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than forty-five (45) calendar days but not more than fifty-five (55) calendar days (in each case calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement), ninety percent (90%) of the lesser of (i) the face amount of such Loan, or (ii) the purchase price under the Commitment to which such Loan has been assigned;

                  (h) With respect to a Loan which constitutes Eligible Collateral on such date and which is an Extended Period Shipped Loan and which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than fifty-five (55) calendar days but not more than sixty
(60) calendar days (in each case calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement), eighty percent (80%) of the lesser of (i) the face amount of such Loan, or (ii) the purchase price under the Commitment to which such Loan has been assigned;

                  (i) With respect to a Loan which constitutes Eligible Collateral on such date which is an Aged Loan and which has been pledged as collateral for more than one hundred twenty (120) calendar days but not more than one hundred fifty (150) calendar days, ninety percent (90%) of the lesser of (i) the face amount of such Loan, or (ii) the purchase price under the Commitment to which such Loan has been assigned;

                  (j) With respect to a Loan which constitutes Eligible Collateral on such date and which is an Aged Loan and which has been pledged as collateral for more than one hundred fifty (150) calendar days but not more than one hundred eighty (180) calendar days, eighty percent (80%) of the lesser of
(i) the face amount of such Loan, or (ii) the purchase price under the Commitment to which such Loan has been assigned;

                  (k) With respect to Pledged Servicing Rights, an amount equal to the least of: (i) sixty-five percent (65%) of the Appraised Value of such Pledged Servicing rights as determined pursuant to the most recent Appraisal of Pledged Servicing Rights prepared pursuant to SECTION 7.3(f) hereof, or (iii) one percent (1.00%) of the unpaid principal balance of the underlying residential mortgage loan related to the Pledged Servicing rights.

Notwithstanding anything contained in (a), (b), (c), (d), (e), (f), (g), (h),
(i), (j) and (k) to the contrary:

                           A. The Collateral Value of all Wet Loans shall not exceed, in the aggregate, the Wet Advance Sublimit;

                           B. The Collateral Value of all Jumbo Loans and Super Jumbo Loans shall not exceed, in the aggregate, the Jumbo/Super Jumbo Advance Sublimit, and further, the Collateral Value of all Super Jumbo Loans shall not exceed, in the aggregate, the Super Jumbo Advance Sublimit;

                           C. The Collateral Value of all Alternative Lending Loans shall not exceed, in the aggregate, the Alternative Lending Advance Sublimit;

                           D. The Collateral Value of all Repurchase Loans and Repurchase Loan Receivables shall not exceed, in the aggregate, the Repurchase Advance Sublimit;

                           E.       The Collateral Value of all Aged
         Loans/Extended Period Shipped Loans shall not exceed, in the aggregate, the Aged Loans/Extended Period Shipped Loan Advance Sublimit;

                           F. Each Wet Loan in respect of which the Company shall not have delivered all of the Collateral Mortgage Documents to the Agent within seven (7) calendar days, shall have a Collateral Value of zero;

                           G. Each Wet Loan which the Agent determines has not been funded by the Company on the date the Advance in respect of such Wet Loan is made by the Banks to the Company, shall have a Collateral Value of zero;

                           H. If the Agent shall reasonably determine that the Collateral Value otherwise assigned to an item of Eligible Collateral does not accurately reflect the value thereof, then, upon notice to the Company such item of Collateral (i) if it is a Loan which constitutes Eligible Collateral which is not an Alternative Lending Loan, a Repurchase Loan, an Aged Loan or an Extended Period Shipped Loan shall instead have a collateral value equal to one hundred percent (100%) of the market value as determined by the Agent, (ii) if it is a Loan which constitutes Eligible Collateral which is an Alternative Lending Loan, shall instead have a Collateral Value equal to ninety-eight percent (98%) of the market value as determined by the Agent, (iii) if it is a Loan which constitutes Eligible Collateral which is a Repurchase Loan which has been pledged as collateral for ninety (90) calendar days or less, shall instead have a Collateral Value equal to eighty-five percent (85%) of the market value as determined by the Agent, (iv) if it is a Loan which constitutes Eligible Collateral which is a Repurchase Loan which has been pledged as collateral for more than ninety (90) calendar days but not more than one hundred twenty (120) calendar days, shall instead have a Collateral Value equal to eighty percent (80%) of the market value as determined by the Agent, (v) if it is a Loan which constitutes Eligible Collateral which is a Repurchase Loan which has been pledged as collateral for more than one hundred twenty (120) calendar days but not more than one hundred fifty (150) calendar days, shall instead have a Collateral Value equal to seventy-five percent (75%) of the market value as determined by the Agent, (vi) if it is a Loan which constitutes Eligible Collateral which is a Repurchase Loan which has been pledged as collateral for more than one hundred fifty (150) calendar days but not more than one hundred eighty (180) calendar days, shall instead have a Collateral Value equal to seventy percent (70%) of the market value as determined by the Agent, (vii) if it is a Loan which constitutes Eligible Collateral which is an Extended Period Shipped Loan which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than forty-five (45) calendar days but not more than fifty-five (55) calendar days (in each case calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement), shall instead have a Collateral Value equal to ninety percent (90%) of the market value as determined by the Agent, (viii) if it is a Loan which constitutes Eligible Collateral which is an Extended Period Shipped Loan which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than fifty-five (55) calendar days but not more than sixty-five (65) calendar days (in each case calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement), shall instead have a Collateral Value equal to eighty percent (80%) of the market value as determined by the Agent, (ix) if it is a Loan which constitutes Eligible Collateral which is an Aged Loan which has been pledged as collateral for more than one hundred twenty (120) calendar days but not more than one hundred fifty (150) calendar days, shall instead have a Collateral Value equal to ninety percent (90%) of the market value as determined by the Agent, (x) if it is a Loan which constitutes Eligible Collateral which is an Aged Loan which has been pledged as collateral for more than one hundred fifty (150) calendar days but not more than one hundred eighty (180) calendar days, shall instead have a Collateral Value equal to eighty percent (80%) of the market value as determined by the Agent; provided, however, that in no event shall any mark to market with respect to any item of Eligible Collateral under this subsection result in such item of Eligible Collateral having a higher Collateral Value than such item would otherwise have;

                           I. In the event that a Loan shall have been delivered by the Agent to a purchaser under a Commitment as provided in the Security Agreement, or in the event that such Loan was delivered by the Agent to FHLMC or a custodian for the Mortgage-backed Securities programs at GNMA, Fannie Mae or FHLMC, and more than the maximum number of days allowed by the Security Agreement shall have elapsed since the date of such delivery and no purchase has taken place or the proceeds thereof have not been received by the Agent, such Loan shall have a Collateral Value of zero;

                           J. All Aged Loans which have been pledged as collateral for more than one hundred eighty (180) calendar days shall have a Collateral Value of zero;

                           K. All Loans which are under Trust Receipt in accordance with the terms of the Security Agreement which are not returned to the Agent within ten (10) calendar days, shall have a Collateral Value of zero;

                           L. The Collateral Value of all Loans which are under Trust Receipt in accordance with the terms of the Security Agreement shall not exceed, in the aggregate, One Million Dollars ($1,000,000.00);

                           M.       The Collateral Value of all Pledged
         Servicing Rights shall not exceed the Working Capital Advance Sublimit; and

                           N. The Collateral Value of any Jumbo Loan constituting Eligible Collateral shall not exceed Nine Hundred Thousand Dollars ($900,000.00).

         Notwithstanding anything contained herein to the contrary, the Agent shall have the right, at the Agent's sole and exclusive judgment and discretion, to extend any time periods required hereunder relating to Wet Loans by up to seven (7) calendar days and any other warehouse periods described hereunder by up to thirty (30) calendar days; provided, however the warehouse period for Extended Period Shipped Loans may not be extended and the Collateral Value of all Loans which are subject to an extended warehouse period at the discretion of the Agent under this provision shall not exceed, in the aggregate, Five Million Dollars ($5,000,000.00).

                  "Commitment" shall mean a Firm Commitment or a Standby Commitment.

                  "Commitment Schedule and Allocation Notice" shall mean the schedule and notice in the form of the Commitment Schedule and Allocation Notice attached hereto as EXHIBIT H and made a part hereof by this reference.

                  "Company" shall mean United and Portland collectively, on a joint and several basis with respect to all obligations of such entities hereunder.

                  "Conforming Loan" shall mean a Loan secured by a Conforming Mortgage.

                  "Conforming Mortgage" shall mean a mortgage securing a Loan which is eligible for purchase by any or all of Fannie Mae, FHLMC or such other investors acceptable to the Agent, or eligible for guarantee by GNMA, which mortgage must be a First Mortgage.

                  "Covenant Compliance Certificate" shall mean the certificate to be furnished to the Agent on behalf of the Banks in accordance with SECTIONS 4.2(a) AND 7.3(b) hereof and in the form of EXHIBIT B attached to this Credit Agreement and made a part hereof by this reference, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

                  "Credit Agreement" shall mean this Amended and Restated Warehousing Credit Agreement, as amended, modified, supplemented and restated from time to time.

                  "Default Rate" shall mean, upon the occurrence and during the continuation of any Event of Default, a rate per annum equal to the sum of (a) three percent (3%) per annum, plus (b) the applicable rate set forth in SECTION 2.8(a) hereof.

                  "Document Custodian" shall mean National City acting as the custodian of the Loans.

                  "Dry Loan" shall mean a Loan the Collateral Mortgage Documents for which have been delivered to the Agent and the entire interest of which Loan is owned by the Company, provided that: (i) no default has occurred and is continuing on such Loan; and (ii) such Loan is not an Aged Loan.

                  "Electronic Transmittals" shall mean the electronic delivery to the Agent of collateral data and collateral transaction data in the format prescribed by the Agent.

                  "Eligible Collateral" shall mean, collectively and as of any date, the following:

                  (a) Each Loan (i) which is a Dry Loan, a Wet Loan, a Jumbo Loan, a Super Jumbo Loan, an ALT A Loan, an Extended Period Shipped Loan, a Repurchase Loan or an Aged Loan which has not been pledged as Collateral for more than One Hundred Eighty (180) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder), without duplication,
(ii) an Alternative Lending Loan which has not been pledged as Collateral for more than ninety (90) days, (iii) which constitutes Collateral, (iv) which has not been under Trust Receipt in accordance with the terms of the Security Agreement for more than the maximum number of days allowed under the Security Agreement, (v) which has not been shipped to an Approved Investor for more than the maximum number of days allowed by the Security Agreement and no purchase proceeds have been received by the Agent, (vi) in respect of which the representations, warranties and agreements contained in this Credit Agreement and the Security Agreement are true and correct, and (vii) which is subject to a Firm Commitment or Standby Commitment;

                  (b) Repurchase Loan Receivables, provided that each Repurchase Loan meets the following conditions: (i) payments are more than ninety (90) days past due when repurchased by the Company; (ii) no notice or other indication has been given by FHA or VA challenging the obligation of FHA or VA to pay the full amount due on any insurance or guaranty certificate in connection with such Repurchase Loans (and in the good-faith estimation of the Company, no such challenge is forthcoming); (iii) the Repurchase Loan does not have any payments more than seven hundred twenty (720) days past due (unless the Company of such Repurchase Loan filed a voluntary bankruptcy petition or had an involuntary bankruptcy petition filed against it while the payments on such mortgage loan were past due, in which case such seven hundred twenty (720) day period shall be extended to one thousand eighty (1080) days); (iv) each Repurchase Loan Advance shall be due and payable no later than one hundred eighty (180) days after the date of Advance, or earlier upon receipt of proceeds from the sale of the property, sale of the mortgage or settlement of the claim with the investor, insurer or guarantor; (v) not more than one hundred eighty
(180) days have passed since the foreclosure sale or transfer in lieu of foreclosure with respect to the Repurchase Loan; (vi) not more than one hundred eighty (180) days have passed since reinstatement of the Repurchase Loan; and
(vii) the Repurchase Loan shall not be a mortgage loan which in the good faith estimation of the Company is deemed to be a "no bid" candidate under the current VA practice, provided that such estimation by the Company may take into account the amount of any buy down of the principal balance of such Repurchase Loan which (i) has actually been made by the Company, or (ii) is anticipated to be made by the Company, provided that the amount of any such anticipated buy down shall be deducted from the Collateral Value of such Repurchase Loan; and

                  (c)      Pledged Servicing Rights.

                  "ERISA" shall have the meaning assigned to that term in
SECTION 6.12 hereof.

                  "Event of Default" shall mean any of the events set forth in
SECTION 8.1 hereof.

                  "Excess Advances" shall mean the cash amount advanced under the terms of SECTION 2.2(b) hereof.

                  "Excess Pro Rata Share" shall mean the entire outstanding principal amount of the Excess Advances, all as held by the Agent.

                  "Excess Warehouse Collateral Value" shall mean an amount equal to the Warehouse Borrowing Base less the Aggregate Outstanding Balance.

                  "Extended Period Shipped Loan" shall mean a Loan, other than a Wet Loan, the entire interest of which is owned by the Company, which (i) has no default which has occurred and is continuing thereon, (ii) is subject to a Firm Commitment, and (iii) the Collateral Mortgage Documents relating thereto have been shipped to either an Approved Investor or the Document Custodian, together with a Bailee Letter, all in accordance with the terms of the Security Agreement, for a period of more than forty-five (45) calendar days but not more than sixty (60) calendar days (in each case after the date of delivery of the Bailee Letter).

                  "Fannie Mae" shall mean the Federal National Mortgage Association.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "FHA" shall mean the Federal Housing Administration.

                  "FHA Loan" shall mean a Loan secured by a FHA Mortgage.

                  "FHA Mortgage" shall mean a First Mortgage securing a FHA Loan which is insured by, or is eligible to be insured by, the FHA pursuant to the provisions of the National Housing Act, as amended.

                  "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

                  "Firm Commitment" shall mean a commitment from an Approved Investor or other security dealer, reasonably satisfactory to the Agent, to purchase from the Company a Loan or Loans under which commitment the Company is obligated to sell such Loan or Loans.

                  "First Franklin" shall mean First Franklin Financial Corporation, a California corporation with its principal office located at 2150
N. First Street, San Jose, California 95131.

                  "First Mortgage" shall mean a mortgage, deed of trust, or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures, and buildings located thereon, or in other rights and interests in real property which secures a Loan and, which mortgage, deed of trust, or other security deed is subject to no prior or superior mortgage, deed of trust or other security deed in the land and other interests in real property encumbered by such mortgage, deed of trust, or other security deed.

                  "Funding Account" shall mean the "no access" deposit account in the name of the Agent for the benefit of the Company and maintained by the Agent at the main office of the Agent into which each Bank's Advances are to be funded (and which account shall not be used for any other purpose).

                  "Funding Date" shall have the meaning assigned to that term in
SECTION 2.4 hereof.

                  "GAAP" shall mean those generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board and its predecessors and the American Institute of Certified Public Accountants or those generally accepted principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

                  "GAAP Net Worth" shall mean, as of any date of determination, the Company's net worth as determined in conformity with GAAP.

                  "GNMA" shall mean the Government National Mortgage
Association.

                  "HELOC Loan" shall mean an Alternative Lending Loan secured by a Home Equity Mortgage which either (a) has a face amount not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or (b) has a face amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) and is pre-approved by the Agent in writing in its sole and absolute discretion, provided, however, the aggregate amount of such pre-approved Loans over $250,000.00 shall in no event exceed Two Million Dollars ($2,000,000.00), the entire interest of which is owned by the Company and which is subject to a Firm Commitment, provided that
(i) no default has occurred and is continuing on such Loan, (ii) such Loan shall have a FICO score equal to or in excess of the requirements of the applicable Approved Investor, (iii) such Loan shall have a combined loan-to-value ratio at origination of not more than ninety-five percent (95%), and (iv) such Loan is not an Aged Loan.

                  "Home Equity Mortgage" shall mean a mortgage, deed of trust or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures and buildings located thereon, and in other rights and interests in real property, which secures a Loan, and which mortgage, deed of trust or other security deed may be subject to a prior or superior mortgage, deed of trust or other security deed in the land and other interest in real property encumbered by such mortgage, deed of trust or other security deed.

                  "Inter-Creditor Agreement" shall mean that certain Inter-Creditor Agreement dated as of June 18, 2001, as amended, modified and supplemented from time to time among the Company, the Agent, American National Bank and Trust Company (n/k/a Bank One, N.A.), Credit Suisse First Boston

Mortgage Capital, LLC, and West Suburban Bank, as the same may be further amended, modified, supplemented and restated from time to time.

                  "Jumbo Advance" shall mean an Advance requested to fund a Jumbo Loan.

                  "Jumbo/Super Jumbo Advance Sublimit" shall mean an amount equal to thirty percent (30%) of the Total Warehouse Line Commitment, with the further limitation that not more than twelve percent (12%) of the Total Warehouse Line Commitment shall consist of Jumbo Loans with face amounts (either individually or on an aggregated basis as described below under the definition of "Jumbo Loan") in excess of Five Hundred Thousand Dollars ($500,000.00).

                  "Jumbo Loan" shall mean, as applicable, either (a) a single Loan, the amount of which exceeds Fannie Mae or FHLMC guidelines for maximum eligible amount, but which face amount of such Loan is not in excess of Nine Hundred Thousand Dollars ($900,000.00), and the entire interest of which is owned by the Company and which is secured by a Jumbo Mortgage covering a completed one-to-four family residential property which is subject to a Firm Commitment, or (b) two separate Loans, the aggregate amount of which exceeds Fannie Mae or FHLMC guidelines for maximum eligible amount, but which Advances relating to such Loans are not in the aggregate in excess of Nine Hundred Thousand Dollars ($900,000.00), and the entire interest of such Loans are owned by the Company and which are secured by a First Mortgage and a Second Mortgage, provided that: (i) no default has occurred and is continuing on such Loan; (ii) such Loan is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversion, (iii) such Loan is not an Aged Loan, (iv) such Loan has no more than one (1) principal/interest payment past due, and (v) such Loan is not a Super Jumbo Loan.

                  "Jumbo Mortgage" shall mean a First Mortgage securing a Loan which meets all of the requirements of a Conforming Mortgage except that the principal amount of such Loan exceeds the maximum amount eligible for purchase by either Fannie Mae or FHLMC.

                  "Kentucky Uniform Commercial Code" shall mean the Uniform Commercial Code from time to time in effect in the Commonwealth of Kentucky, as the same is amended, revised, modified and supplemented from time to time.

                  "LIBOR" shall mean the per annum rate equal to the thirty (30) day average of the London Interbank Offered Rate, as published by Bloomberg Financial Services or a similar service selected by the Agent during each monthly billing cycle, or as otherwise determined in good faith by the Agent.

                  "Loan" shall mean a residential real estate mortgage loan purchased, refinanced or made by the Company, evidenced by a promissory note, and secured by a mortgage or deed of trust or similar instrument creating an enforceable first or second lien upon a completed one-to-four family residential property which was financed with the proceeds of such loan.

                  "Loan Documents" shall mean, collectively, this Credit Agreement, the Warehouse Notes, the Swing Note, the Security Agreement, the Inter-Creditor Agreement, the other Collateral Documents and any and all other documents executed in connection therewith, each as may be amended, modified, supplemented and restated from time to time.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean, as applicable, a material adverse effect or material adverse change on (i) the business, property, condition (financial or otherwise), results of operations, earnings, affairs or prospects of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under any of the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Banks thereunder.

                  "Maturity Date" shall mean October 31, 2003; provided that the Agent and the Banks shall have the option, in their sole, absolute-discretion, either one time or from time to time, to extend the Maturity Date for an additional period not to exceed three hundred sixty four (364) days. If the Maturity Date is extended, the term "Maturity Date" shall mean the date of expiration of such extension.

                  "Mortgage-backed Securities" shall mean securities issued by the Company or any Affiliate and guaranteed by GNMA or any successor, or securities issued by Fannie Mae, FHLMC, or any successor, which are secured by pools of mortgages.

                  "Net Income" shall mean, for the period in question, the net income (or loss) of the Company for such period taken as a single accounting period determined in accordance with GAAP.

                  "Non-recourse Servicing Portfolio" shall mean the Servicing Portfolio minus all Recourse Servicing Obligations included in the Servicing Portfolio.

                  "Notes" shall mean, collectively, the Warehouse Notes and the Swing Note.

                  "Obligor" shall mean any Person who now or hereafter is or becomes liable to the Company with respect to any of the Collateral.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, and including, without limitation, any instrumentality, division, agency, body, or department thereof), whether acting in an individual, fiduciary, or other capacity, including, without limitation, any Affiliate.

                  "Plan" shall have the meaning assigned to that term in SECTION
7.12 hereof.

                  "Pledged Servicing Rights" shall mean the Servicing Portfolio of the Company which has been pledged to the Agent, for the benefit of the Banks, as Collateral.

                  "Portland" shall have the meaning assigned to that term in the introduction of this Credit Agreement.

                  "Prevailing Time" shall mean the prevailing time in Louisville, Kentucky.

                  "Pro Rata Share" shall mean, as appropriate, a Bank's Warehouse Pro Rata Share or Excess Pro Rata Share.

                  "Recourse Servicing Obligation" shall mean any Fannie Mae, FHLMC, GNMA or private investor recourse servicing obligation which specifically provides that the Company must repurchase a Loan upon the occurrence of a default under such Loan or any other program which specifically provides that the Company must repurchase a Loan upon the occurrence of a default under such Loan.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Repurchase Advance" shall mean an Advance requested to fund a Repurchase Loan.

                  "Repurchase Advance Sublimit" shall mean an amount equal to three percent (3%) of the Total Warehouse Line Commitment.

                  "Repurchase Loan" shall mean a Loan repurchased by the Company from a GNMA, Fannie Mae or other Approved Investor pool that meets the following conditions: (i) payments are more than ninety (90) days past due when repurchased by the Company; (ii) no notice or other indication has been given by FHA or VA challenging the obligation of FHA or VA to pay the full amount due on any insurance or guaranty certificate in connection with such Loans (and in the good-faith estimation of the Company, no such challenge is forthcoming); (iii) the Loan does not have any payments more than seven hundred twenty (720) days past due (unless the borrower of such Loan filed a voluntary bankruptcy petition or had an involuntary bankruptcy petition filed against it while the payments on such mortgage loan were past due, in which case such seven hundred twenty (720) day period shall be extended to one thousand eighty (1080) days); (iv) the related Repurchase Advance shall be due and payable no later than one hundred eighty (180) days after the date of such Advance, or earlier upon receipt of proceeds from the sale of the property, sale of the mortgage or settlement of the claim with the investor, insurer or guarantor; (v) not more than ninety (90) days have passed since reinstatement of the Loan; and (vi) the Loan shall not be a mortgage loan which in the good faith estimation of the Company is deemed to be a "no bid" candidate under the current VA practice, provided that such estimation by the Company may take into account the amount of any buy down of the principal balance of such Loan which has actually been made by the Company, or is anticipated to be made by the Company, provided that the amount of any such anticipated buy down shall be deducted from the Collateral Value of such Loan.

                  "Repurchase Loan Receivables" shall mean valid, readily enforceable and liquidated claims for the payment of money against FHA or VA, including guaranty claims against VA and insurance claims against FHA or HUD or claims against any source, for reimbursement of advances made by the Company to purchase Repurchase Loans.

                  "Request for Advance" shall mean a Request for Warehouse Advance or a Request for Swing Advance, as appropriate.

                  "Request for Swing Advance" shall mean a written request for a Swing Advance by the Company in a form acceptable to the Agent in its sole discretion.

                  "Request for Warehouse Advance" shall mean a written request for an Advance by the Company substantially in the form attached hereto as
EXHIBIT I or as otherwise prescribed from time to time by the Agent.

                  "Requisite Banks" shall mean either (i) when an Event of Default does not exist, Banks holding more than sixty-six and sixty-seven hundredths of one percent (66.67%) of the sum of the Total Warehouse Line Commitment, or (ii) when an Event of Default does exist, Banks holding more than sixty-six and sixty-seven hundredths of one percent (66.67%) of the sum of the Aggregate Outstanding Warehouse Balance, as of the date of determination of the Requisite Banks.

                  "Second Mortgage" shall mean a mortgage, deed of trust, or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures, and buildings located thereon, and in other rights and interests in real property (i) which mortgage, deed of trust, or other security deed is subject to only one prior or superior mortgage, deed of trust or other security deed in the land and other interest in real property encumbered by such mortgage, deed of trust, or other security deed, and (ii) which secures a Loan where the Loan combined with the outstanding balance of the prior or superior mortgage, deed of trust or other security deed does not exceed one hundred percent (100%) of the Appraised Value of such real estate.

                  "Second Mortgage Loan" shall mean a Loan made by the Company, the entire interest of which is owned by the Company and which is secured by a Second Mortgage.

                  "Secured Obligations" shall have the meaning assigned to that term in SECTION 1.2 of the Security Agreement.

                  "Security Agreement" shall mean that certain Amended and Restated Pledge, Security and Collateral Agency Agreement of even date herewith by and among the Company, the Agent and the Banks and substantially in the form of EXHIBIT D attached to this Credit Agreement and made a part hereof by this reference, as amended, modified, supplemented and restated from time to time.

                  "Security Interest" shall mean every security interest, pledge, lien, hypothecation, and other encumbrance on or in any of the assets of the Company now or hereafter granted by the Company to the Agent (for the ratable benefit of the Banks) or any Bank, whether pursuant to this Credit Agreement, the Security Agreement, the other Collateral Documents or otherwise.

                  "Servicing Portfolio" shall mean, as of any particular date, the then aggregate unpaid principal balance of the one-to-four family residential real estate mortgage loans which are then being serviced by the Company pursuant to mortgage selling and servicing contracts and Mortgage pool purchasing contracts entered into with Fannie Mae, GNMA, FHLMC, or other investors acceptable to the Agent.

                  "Standby Commitment" shall mean a commitment from an Approved Investor or other security dealer, reasonably satisfactory to the Agent, to purchase from the Company within a specified time period a Loan or Loans, in an aggregate principal amount which conforms to the criteria set forth therein, under which commitment the Company has the right, but is not obligated, to sell such Loan or Loans.

                  "Subprime Loan" shall mean an Alternative Lending Loan: (i) the entire interest of which is owned by the Company and which is secured by a Subprime Mortgage; (ii) which is not an FHA or VA loan; (iii) which does not meet the underwriting criteria of any or all the Fannie Mae, FHLMC, or GNMA; and
(iv) which conforms to the underwriting criteria of Approved Investors for loans which are "B" or "C" loans, as defined by Agent; provided: (a) no default has occurred and is continuing on such Loan, (b) such Loan shall have a FICO score equal to or in excess of the requirements of the applicable Approved Investor,
(c) such Loan shall have a combined loan-to-value ratio at origination of not more than ninety percent (90%), (d) such Loan shall be subject to a Firm Commitment, and (e) such Loan is not an Aged Loan, a Jumbo Loan or a Super Jumbo Loan.

                  "Subprime Mortgage" shall mean a First Mortgage securing a Subprime Loan which is not eligible for purchase by Fannie Mae or FHLMC or guarantee by GNMA.

                  "Super Jumbo Advance" shall mean an Advance requested to fund a Super Jumbo Loan.

                  "Super Jumbo Advance Sublimit" shall mean an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000.00).

                  "Super Jumbo Loan" shall mean a Loan, or more than one Loan which are being treated collectively by the Agent as a Jumbo Loan, which meets all of the requirements of a Jumbo Loan except that the Advance or Advances relating to such Loan or Loans is in excess of Nine Hundred Thousand Dollars ($900,000.00) and such Loan or Loans has been specifically approved by the Agent in writing, in its sole and absolute discretion, which approval may be withheld by the Agent for any or no reason.

                  "Swing Advance" shall mean the cash amount advanced under the Warehouse Line by the Agent to or for the account of the Company under the terms of SECTION 2.2 of this Credit Agreement.

                  "Swing Advance Limitations" shall have the meaning assigned to that term in SECTION 2.2A hereof.

                  "Swing Line" shall mean the swing line of credit established by the Agent pursuant to ARTICLE 2 hereof.

                  "Swing Note" shall mean the Swing Promissory Note of even date herewith, jointly and severally made by United and Portland, payable to the order of the Agent, and in the face principal amount of Fifteen Million Dollars ($15,000,000.00), a form of which is attached hereto as EXHIBIT E and made a part hereof by this reference, as the same may be amended, modified, renewed, replaced and/or restated from time to time, and which shall evidence all Swing Advances.

                  "Termination Date" shall mean the earlier of: (i) the Maturity Date, or (ii) the date this Credit Agreement is terminated pursuant to SECTION
8.3 hereof.

                  "Total Indebtedness" shall mean, as of the date of any determination, all indebtedness of the Company, as determined in accordance with GAAP, including, without limitation, all unpaid Secured Obligations, all amounts due under all capital leases, all accounts and trade payables, and all other liabilities and obligations of the Company, including without limitation, any guarantees made by the Company to or for the benefit of any Affiliate or any other person.

                  "Total Warehouse Line Commitment" shall mean the total aggregate principal amount of all Warehouse Line Commitments as determined from time to time in accordance with the provisions of ARTICLE 2 and ARTICLE 11 of this Credit Agreement, and as of the date hereof, shall mean, as applicable, either (i) the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) from the date hereof to and until the close of business on August 14, 2003, or (ii) the principal amount of One Hundred Ten Million Dollars ($110,000,000.00) from August 15, 2003 to and until the Termination Date, subject to the right of the Company and the Agent in their sole, joint discretion to increase such amount by adding one or more Applicant Financial Institutions as a "Bank" or "Banks" hereunder, or as otherwise permitted under
SECTION 11.1 hereof.

                  "Trust Receipt" shall have the meaning assigned to that term in the Security Agreement.

                  "United" shall have the meaning assigned to that term in the introduction to this Credit Agreement, and shall include such entity acting under its assumed names of either AAA United Financial Mortgage or Mortgage Services America.

                  "Unmatured Event of Default" shall mean any event which, with the lapse of time, or with notice to the Company, or both, would constitute an Event of Default.

                  "VA" shall mean the Veterans Administration.

                  "VA Loan" shall mean a Loan secured by a VA Mortgage.

                  "VA Mortgage" shall mean a First Mortgage securing a VA Loan which is guaranteed by, or is eligible to be guaranteed by, the Veterans Administration pursuant to the provisions of the Servicemen's Readjustment Act of 1944, as amended.

                  "Warehouse Advance" shall mean the cash amount advanced under the Warehouse Line by the Banks to or for the account of the Company under the terms of SECTION 2.1 of this Credit Agreement and shall include, without limitation, Working Capital Advances.

                  "Warehouse Borrowing Base" shall mean that amount which is determined according to the formula set forth in EXHIBIT A to this Credit Agreement and made a part hereof by this reference.

                  "Warehouse Commitment Pro Rata Share" shall mean with respect to each Bank, the percentage set forth opposite that Bank's name on SCHEDULE 2.1 to this Credit Agreement, as the same shall be amended from time to time as provided herein.

                  "Warehouse Line" shall have the meaning assigned to that term in the preliminary statement to this Credit Agreement.

                  "Warehouse Line Commitment" or "Warehouse Line Commitments" shall mean the commitment of each Bank to maintain or make Warehouse Advances as set forth in SECTION 2.1 hereof.

                  "Warehouse Notes" shall mean, collectively, (i) that certain Amended and Restated Warehouse Promissory Note dated as of August 1, 2003, jointly and severally made by United and Portland, payable to the order of National City, and in the face principal amount of Forty Million Dollars ($40,000,000.00), a form of which is attached hereto as EXHIBIT C-1 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (ii) that certain Warehouse Promissory Note dated as of August 1, 2003, jointly and severally made by United and Portland, payable to the order of Bank One, and in the face principal amount of Twenty-Five Million Dollars ($25,000,000.00), a form of which is attached hereto as EXHIBIT C-2 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (iii) that certain Warehouse Promissory Note dated as of August 1, 2003, jointly and severally made by United and Portland, payable to the order of West Suburban, and in the face principal amount of Twenty-Five Million Dollars ($25,000,000.00), a form of which is attached hereto as EXHIBIT C-3 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (iv) that certain Warehouse Promissory Note dated as of August 1, 2003, jointly and severally made by United and Portland, payable to the order of Comerica, and in the face principal amount of Ten Million Dollars ($10,000,000.00), a form of which is attached hereto as EXHIBIT C-4 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (v) that certain Warehouse Promissory Note dated as of August 1, 2003, jointly and severally made by United and Portland, payable to the order of Colonial, and in the face principal amount of Twenty-Five Million Dollars ($25,000,000.00), a form of which is attached hereto as EXHIBIT C-5 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, and (vi) when executed and delivered, any such additional Warehouse Promissory Note, made by the Company, payable to the order of any respective Applicant Financial Institution as shall be added as a "Bank" hereunder, and in the face principal amount of such Applicant Financial Institution's Warehouse Line Commitment, substantially in the form of the Warehouse Promissory Note attached hereto as EXHIBIT C-1 (other than the amount thereof), as the same may thereafter be amended, modified, renewed, replaced and/or restated from time to time.

                  "Warehouse Pro Rata Share" shall mean, with respect to each Bank, the percentage calculated by dividing the average monthly sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance attributable to such Bank by the average monthly total of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance.

                  "Wet Advance" shall mean an Advance requested by the Company to fund a Wet Loan.

                  "Wet Advance Sublimit" shall mean, as applicable, either (i) during the first five (5) calendar days and the last five (5) calendar days of each calendar month, an amount equal to forty-five percent (45%) of the Total Warehouse Line Commitment, and (ii) during all other periods of time in any calendar month, an amount equal to thirty percent (30%) of the Total Warehouse Line Commitment.

                  "Wet Loan" shall mean a Loan, other than a Repurchase Loan, the entire interest of which is owned by the Company covering a completed one-to-four family residential property which is subject to a Firm Commitment or Standby Commitment for which the Collateral Mortgage Documents relating to such Loan have not been delivered to the Agent and not more than seven (7) calendar days have elapsed since the day the Advance relating to such Loan is made by the Banks.

                  "Working Capital Advance" shall mean an Advance requested to fund the general operating needs of the Company in the normal course of business.

                  "Working Capital Advance Sublimit" shall mean the least of:
(i) sixty-five percent (65%) of the appraised value of the Pledged Servicing Rights as determined pursuant to the most recent Appraisal of Pledged Servicing Rights prepared pursuant to SECTION 7.3(f) hereof, (ii) one percent (1.00%) of the unpaid principal balance of the residential mortgages related to the Pledged Servicing Rights, or (iii) an amount equal to One Million Dollars ($1,000,000.00).

                  1.2 Accounting Terms. All accounting terms, except as their meanings may be modified by this Credit Agreement, shall have the meanings given them in accordance with GAAP.

                                    ARTICLE 2

                               THE WAREHOUSE LINE

                  2.1 Warehouse Advances. Each Bank severally agrees to lend to the Company, and the Company agrees to borrow from the Banks, on the terms and conditions of this Credit Agreement, an aggregate amount not exceeding such Bank's respective Warehouse Line Commitment, and the aggregate amount of all such Warehouse Line Commitments shall equal the Total Warehouse Line Commitment; provided, however the Total Warehouse Line Commitment includes a Wet Advance Sublimit, a Jumbo/Super Jumbo Advance Sublimit, a Repurchase Advance Sublimit, an Aged Loan/Extended Period Shipped Loan Advance Sublimit, a Working Capital Advance Sublimit, a Super Jumbo Advance Sublimit and an Alternative Lending Advance Sublimit. Subject to the terms and conditions contained herein, Warehouse Advances may be repaid and reborrowed until the Termination Date. Each Bank's commitment to make Warehouse Advances under this
SECTION 2.1 is herein called its "Warehouse Line Commitment" and is set forth opposite its name on SCHEDULE 2.1 attached to this Credit Agreement and the aggregate maximum amount of the Warehouse Line Commitments is herein called the "Total Warehouse Line Commitment". The Total Warehouse Line Commitment is equal to as applicable, either (i) One Hundred Twenty-Five Million Dollars ($125,000,000.00) to and until the close of business on August 14, 2003, or (ii) One Hundred Ten Million Dollars ($110,000,000.00) from August 15, 2003 to and until the Termination Date, and in either case as may be increased by the Company and the Agent in their sole, joint discretion by adding one or more Applicant Financial Institutions as a "Bank" or "Banks" hereunder, or as further permitted under SECTION 11.1 hereof. The principal amount set forth above (as the same may be increased pursuant to the terms hereof) shall be available to the Company as Warehouse Advances, Excess Advances and Swing Advances, subject to the terms and conditions hereof, at such times prior to the Termination Date and in such sums, as the Company may request.

                  Notwithstanding the foregoing, the Banks shall not be obligated to make an Advance which, (a) when added to the sum of Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance, would cause the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance to exceed the Warehouse Borrowing Base at such time;
(b) when added to the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance, would cause or result in a violation of the financial covenants set forth in ARTICLE 5 hereof; (c) if such Advance is a Wet Advance, when added to the aggregate outstanding balance of all Wet Advances would cause or result in a violation of the Wet Advance Sublimit; (d) if such Advance is a Jumbo Advance or a Super Jumbo Advance, when added to the aggregate outstanding balance of all Jumbo Advances and Super Jumbo Advances would cause or result in a violation of the Jumbo/Super Jumbo Advance Sublimit;
(e) if such Advance is a Super Jumbo Advance, when added to the aggregate outstanding balance of all Super Jumbo Advances would cause or result in a violation of the Super Jumbo Advance Sublimit; (f) if such Advance is an Alternative Lending Advance, when added to the aggregate outstanding balance of all Alternative Lending Advances would cause or result in a violation of the Alternative Lending Advance Sublimit; (g) if such Advance is a Repurchase Advance, when added to the aggregate outstanding balance of all Repurchase Advances would cause or result in a violation of the Repurchase Advance Sublimit; (h) if such Advance is an Aged Loan/Extended Period Shipped Loan Advance, when added to the aggregate outstanding balance of all Aged Loan/Extended Period Shipped Loan Advances would cause or result in a violation of the Aged Loan/Extended Period Shipped Loan Advance Sublimit; (i) if such Advance is a Working Capital Advance, when added to the aggregate outstanding balance of all Working Capital Advances would cause or result in a violation of the Working Capital Advance Sublimit; (j) if such Advance is an ALT A Advance, when added to the aggregate outstanding balance of all ALT A Advances would cause or result in a violation of the ALT A Advance Sublimit; or (k) if such Advance would cause or result in the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance to exceed the Total Warehouse Line Commitment. The Banks shall not be obligated to honor any Request for Advance if the disbursement of funds thereunder would occur on or after the Termination Date, or if an Event of Default has occurred and is continuing or if such disbursement would cause or result in an Event of Default or an Unmatured Event of Default.

                  2.2      Swing Advances and Excess Advances by Agent.

                  (a) Swing Advances. Upon the terms and subject to the conditions contained in this Credit Agreement, the Agent may for its own account and at its own discretion, make one or more Swing Advances to the Company, the aggregate unpaid principal amount of which at any time, including those then to be made, shall not exceed the least of (i) the Total Warehouse Line Commitment at such time less the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time, (ii) the Agent's Warehouse Line Commitment at such time less the amount of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance then allocated to the Agent, or (iii) Fifteen Million Dollars ($15,000,000.00); provided, that, the sum of the Aggregate Outstanding Warehouse Balance (excluding the Swing Advance to be made) plus the Aggregate Outstanding Excess Balance plus the Swing Advance to be made by the Agent, shall not exceed the Warehouse Borrowing Base as set forth in the most recent Borrowing Base Report prepared by the Agent on the day of the making of such Swing Advance plus the Collateral Value of the Eligible Collateral delivered to the Agent on that day and which is not included in the most recent Borrowing Base Report (the "Swing Advance Limitations"). Subsequent to a Swing Advance being made by the Agent, the Agent may at any time (and in any event no less frequently than one (1) time each week) in its sole and absolute discretion, demand the Banks (including the Bank serving as the Agent) to advance under their respective Warehouse Notes and pay to the Agent an amount equal to their respective Warehouse Commitment Pro Rata Shares of the Warehouse Advance necessary to repay the then current aggregate outstanding balance of all Swing Advances. On each Business Day on which the Agent makes such a demand for payment before 2:00 p.m. Prevailing Time, whether before or after the occurrence of an Event of Default, each Bank shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in the Swing Advances then outstanding, by paying to the Agent, in same day funds available to the Agent at the main office of the Agent located at 101 South Fifth Street, Louisville, Kentucky, an amount equal to such Bank's Warehouse Commitment Pro Rata Share of all Swing Advances then outstanding, and thereafter, such Bank's respective interest in such Swing Advances, and the remaining interest of the Agent in such Swing Advances, shall in all respects be treated as a Warehouse Advance, but such Advances shall continue to be evidenced by the Swing Note. Notwithstanding the foregoing, no Bank shall ever be obligated to fund any amount under this Credit Agreement in excess of its Warehouse Line Commitment. In the event the Agent makes such demand of the Banks after 2:00 p.m. Prevailing Time on any particular Business Day, the Banks shall be required to make their respective payments to the Agent before 12:00 noon Prevailing Time on the immediately succeeding Business Day.

                  (b) Excess Advances by Agent. Upon the terms and subject to the conditions contained in this Credit Agreement, in the event the Agent is prevented from making a Swing Advance hereunder as a result of the application of the Swing Advance Limitations outlined above the Agent may for its own account as a Bank hereunder and at its sole discretion, make one or more Excess Advances to the Company, the aggregate unpaid principal amount of which at any time, including those to be made, shall not exceed the lesser of (i) the Total Warehouse Line Commitment at such time less the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time, or
(ii) the amount of the Agent's Warehouse Line Commitment at such time less the sum of the Agent's Warehouse Commitment Pro Rata Share of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance at such time; provided, that, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance (excluding the Excess Advance to be made) plus the Excess Advance to be made by the Agent, shall not exceed the Warehouse Borrowing Base as set forth in the most recent Borrowing Base Report prepared by the Agent on the day of the making of the Excess Advance plus the Collateral Value of the Eligible Collateral delivered to the Agent on that day and which is not included in the most recent Borrowing Base Report. Subsequent to an Excess Advance being made by the Agent, the Agent may at any time (and in any event no less frequently than one (1) time each week) in its sole and absolute discretion demand the other Banks to advance under their respective Warehouse Notes and pay to the National City an amount equal to their Warehouse Commitment Pro Rata Shares of the Warehouse Advance necessary to repay all or any portion of the Excess Advances then outstanding. On each Business Day on which the Agent makes such a demand for payment before 2:00 p.m. Prevailing Time, whether before or after the occurrence of an Event of Default, each Bank shall pay to the Agent its Warehouse Commitment Pro Rata Share of the Warehouse Advance necessary to pay the Excess Advances designated by the Agent to be reallocated and paid by the Banks, such payments shall be wired to the Agent, in same day funds available to the Agent at the main office of the Agent located at 101 South Fifth Street, Louisville, Kentucky, in an amount equal to such Bank's Warehouse Commitment Pro Rata Share of all Excess Advances then designated by the Agent to be reallocated and paid by the Banks. Notwithstanding the foregoing, no Bank shall ever be obligated to fund any amount under this Credit Agreement in excess of its Warehouse Line Commitment. In the event the Agent makes such demand of the Banks after 2:00 p.m. Prevailing Time on any particular Business Day, the Banks shall be required to make their respective payments to the Agent before 12:00 noon Prevailing Time on the immediately succeeding Business Day.

                  2.3      Notes.

                           (a)      Warehouse Advances. The lending described
above, to be made through Warehouse Advances made by the Banks in accordance with the terms set forth herein, shall be evidenced by the Warehouse Notes jointly and severally made by United and Portland. The aggregate amount of the Warehouse Advances plus Excess Advances made under the Warehouse Notes, less repayments of principal, shall be the principal amount owing and unpaid on such Warehouse Notes. The Warehouse Notes shall be payable in the manner, and shall bear interest at the rates, specified therein and in this Credit Agreement.

                           (b)      Swing Advances. The lending described above,
to be made through Swing Advances made by the Agent for its own account in accordance with the terms set forth herein, shall be evidenced by the Swing Note jointly and severally made by United and Portland payable to the order of the Agent substantially in the form of EXHIBIT E to this Credit Agreement. The aggregate amount of Swing Advances made under the Swing Note, less repayments of principal, shall be the principal amount owing and unpaid on the Swing Note. The Swing Note shall be payable in the manner, and shall bear interest at the rates, specified therein and in this Credit Agreement.

                           (c)      Excess Advances. The lending described
above, to be made through Excess Advances by the Agent for its own account through the National City Warehouse Promissory Note in accordance with the terms set forth herein, shall be evidenced by the Warehouse Note jointly and severally made by United and Portland made payable to National City, substantially in the Form of EXHIBIT C-1 to this Credit Agreement.

                  2.4      Manner of Borrowing.

                           (a)      Request for Advance. The Company shall
deliver to the Agent, not later than 1:00 p.m. Prevailing Time on the Business Day on which the Company desires to obtain an Advance, an original (or facsimile copy) executed Request for Advance (which shall be irrevocable) specifying the amount of the Advance which it desires to borrow. Agent in its sole discretion can treat any Request for Warehouse Advance as either (i) a Request for a Warehouse Advance, (ii) a Request for a Swing Advance, or (iii) a Request for an Excess Advance, as applicable. On the date of the Agent's receipt of a Request for

         Advance if: (a) no Event of Default or Unmatured Event of Default has occurred and is then existing; (b) all terms and conditions of this Credit Agreement required to be satisfied prior to the making of the particular type of Advance, including without limitation, all conditions precedent specified in ARTICLE 4 hereof, are in fact satisfied; (c) all terms and conditions of the Security Agreement required to be satisfied prior to the making of a Warehouse Advance are in fact satisfied; and (d) the making of such Advance shall not cause or result in either a violation of any of the terms of this Credit Agreement or of the Security Agreement, an Event of Default, or an Unmatured Event of Default, the Agent shall (xx) in the case of a Warehouse Advance, credit each Bank's Pro Rata Share of such Warehouse Advance received by the Agent to the Company in accordance with the terms set forth below, (yy) in the case of a Swing Advance, credit the amount of such Swing Advance to the Company, and (zz) in the case of an Excess Advance, credit the amount of such Excess Advance to the Company; provided, however, with respect to each Wet Advance, the proceeds thereof shall, at the option of the Agent, be (i) wire transferred by the Agent through the Federal Reserve Wire Transfer System directly to the Company's agent responsible for closing such Wet Loan, (ii) funded by a draft on the Agent, which draft shall be made payable either [a] jointly to the Company's agent responsible for closing such Wet Loan and the mortgagor(s) under such Wet Loan, or [b] only to the Company's closing agent if such transaction is a refinance transaction where the three (3) day right of rescission may preclude the Company from obtaining both endorsements without incurring significant additional costs, (iii) funded by a cashier's check issued by the Agent for the account of the Company and made payable either [a] jointly to the Company's agent responsible for closing such Wet Loan and the mortgagor(s) under such Wet Loan, or [b] only to the Company's closing agent if such transaction is a refinance transaction where the three (3) day right of rescission may preclude the Company from obtaining both endorsements without incurring significant additional costs, or (iv) disbursed in such other manner as is acceptable to the Company and the Agent. Requests for Advance received by the Agent after 1:00 p.m. Prevailing Time will not be processed by the Agent as a Request for Warehouse Advance, but may be treated, at the Agent's sole discretion, as a Request for Swing Advance. Requests for Advance received by the Agent after 3:00 p.m. Prevailing Time will not be processed by the Agent as a Request for Warehouse Advance until the immediately succeeding Business Day.

                           (b) Disbursement of Bank's Warehouse Pro Rata Share. All Warehouse Advances requested by the Agent under this Credit Agreement shall be made by the Banks simultaneously and proportionately to their respective Warehouse Pro Rata Shares of each such Warehouse Advance, it being understood that, except as provided in SECTION 2.4(c) below, no Bank shall be responsible for any default by any other Bank of that other Bank's obligation to fund its Warehouse Pro Rata Share of a Warehouse Advance requested hereunder nor shall the Warehouse Line Commitment of any Bank be increased or decreased as a result of the default by any other Bank of that other Bank's obligation to fund its Warehouse Pro Rata Share of a Warehouse Advance requested hereunder. Promptly after receipt by the Agent of a Request for Advance pursuant to this SECTION 2.4, the Agent shall notify each Bank of the Warehouse Advance requested by the Company pursuant thereto and each Bank's Warehouse Pro Rata Share of such Warehouse Advance. Each Bank shall make its Warehouse Pro Rata Share of each Warehouse Advance (other than a Swing Advance or an Excess Advance) to be made to the Company available to the Agent, in same day funds, at the office of the Agent located at 101 South Fifth Street, Louisville, Kentucky not later than 3:00 p.m. Prevailing Time on the date the Request for Advance from the Company is received by the Agent. The time of the Agent's receipt of same day funds from the Banks which are wire transferred through the Federal Reserve System shall be based upon the Federal Reference Number and the "time out" for any such wire transfer. Upon satisfaction or waiver of the conditions precedent specified in SECTION 4.1 hereof in the case of the initial Advance and SECTION 4.2 hereof in the case of any subsequent Advance, the Agent shall make the proceeds of each Advance requested by the Company available to the Company on the date specified above by causing an amount of same day funds equal to the proceeds of the Banks' respective Pro Rata Shares of such Warehouse Advance received by the Agent at its office located at the address set forth in the preceding sentence to be credited to the Company; provided, however, with respect to each Wet Advance (whether in the form of a Warehouse Advance, Swing Advance or Excess Advance), the proceeds thereof shall be deposited into the Funding Account, and at the option of the Agent, be (i) wire transferred by the Agent through the Federal Reserve Wire Transfer System directly to the Company's agent responsible for closing the related Wet Loan, or if the Company closes its own Wet Loan, then directly to the Company or the Company's agent, (ii) funded by a draft on the Agent or one of its affiliates, which draft or check shall be made payable to the Company's agent responsible for closing the related Wet Loan, or if the Company closes its own Wet Loan, then directly to the Company or the Company's agent, (iii) funded by a cashier's check issued by the Agent on behalf of the Company and made payable to the Company's agent responsible for closing the related Wet Loan, or (iv) disbursed in such other manner as is acceptable to the Company and the Agent.

                           (c) Assumptions by Agent for Advances; Failure to Fund by a Bank. Unless the Agent shall have been notified by any Bank prior to the date that such Bank's Warehouse Pro Rata Share of a Warehouse Advance is to be made (the "Funding Date") that such Bank does not intend to make available to the Agent such Bank's Warehouse Pro Rata Share of such Warehouse Advance requested on such Funding Date, the Agent may assume that such Bank has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover a One Hundred Dollars ($100.00) processing fee plus such corresponding amount owed on demand from such Bank together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among the Banks for three (3) Business Days and thereafter at the rate otherwise charged to the Borrower. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall notify the other Banks and each of the other Banks shall immediately pay to the Agent a pro rata share (excluding in such calculation the Bank which failed to fund) of such amount not funded by a Bank; provided, however, no Bank shall be obligated to fund any amount under this Credit Agreement in excess of that Bank's Warehouse Line Commitment, as applicable. If any portion of the amount not funded by a Bank is not paid to the Agent by the other Banks in accordance with the immediately preceding sentence, the Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Agent and shall pay interest on such amount for each day from such Funding Date until the date such amount is paid to the Agent, at the applicable interest rate borne by the particular Advance, which amount shall be paid to the Agent at the next monthly billing. Nothing in this SECTION 2.4 shall be deemed to relieve any Bank from its obligation to fulfill its Warehouse Line Commitment hereunder or to prejudice any rights that the Company may have against any Bank as a result of any default by such Bank hereunder. In the event any Bank gives notice to the Agent that such Bank does not intend to fund its Pro Rata Share of any Warehouse Advance to be made to the Company or in the event any Bank otherwise fails to fund its Pro Rata Share of any Warehouse Advance to be made to the Company, the Agent shall promptly notify the other Banks of the occurrence of any such event and the other Banks shall each fund a pro rata share (excluding in the calculation the nonfunding Bank) of the nonfunding Bank's Warehouse Pro Rata Share of each Advance not funded by such Bank; provided, however, no Bank shall be obligated to fund any amount under this Credit Agreement in excess of its Warehouse Line Commitment. In the event any Bank gives notice to the Agent that such Bank does not intend to fund its Pro Rata Share of any Warehouse Advance to be made to the Company or in the event any Bank otherwise fails to fund its Pro Rata Share of any Advance to be made to the Company, the Agent shall telephonically notify the Company of the occurrence of any such event. The Warehouse Pro Rata Share of principal payments (from any source whatsoever) payable hereunder to a Bank which fails to fund its Pro Rata Share of any

Warehouse Advance, including any Warehouse Advance requested by the Agent to repay any Swing Advance or Excess Advance, shall be paid on a pro rata basis to the Banks which funded that Bank's Pro Rata Share of such Warehouse Advance, Swing Advance or Excess Advance, as applicable until the amount which those Banks funded for the Bank which failed to fund, has been repaid in full (the "Repayment Date"). Notwithstanding anything contained herein to the contrary, in the event that any Bank fails to fund its Pro Rata Share of any Warehouse Advance on a Funding Date, if on such Funding Date all conditions precedent to such Warehouse Advance have been satisfied, such Bank shall forfeit all consent and voting rights for all purposes hereunder and under the other Loan Documents for the entire period of time commencing upon its failure to fund on the Funding Date and ending on the Repayment Date; provided, however, such forfeiture shall not apply to the right of a Bank to consent to any amendment or modification of this Credit Agreement or any other Loan Documents which requires the consent of the Agent and all of the Banks pursuant to terms of SECTION 9.20 hereof.

                  2.5      Records.

                           (a)      Advances. The Agent shall record the names
and addresses of the Banks and the Warehouse Pro Rata Shares of the Warehouse Advances of each Bank from time to time in the records of the Agent. The Company, the Agent and the Banks may treat each Person whose name is so recorded in the records of the Agent as a Bank hereunder for all purposes of this Credit Agreement. The Agent's records maintained pursuant to this SECTION 2.5 shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice to the Agent.

                           (b)      Payments. The Agent shall record each
repayment or prepayment in respect of the principal amount of the Banks' Warehouse Pro Rata Shares in the Advances in the Agent's records. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligation to repay all Advances to the Banks in accordance with this Credit Agreement, the Warehouse Notes and the Swing Note.

                           (c)      Banks' Records. Each Bank shall record on
its internal records its Warehouse Pro Rata Share of each Advance made by it to the Company and each payment in respect thereof. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligation to repay all Advances to the Banks in accordance with this Credit Agreement, the Warehouse Notes and the Swing Note; provided further, that in the event of any inconsistency between the Agent's records and any Bank's records, the Agent's records shall govern in the absence of manifest or demonstrable error.

                  2.6 Certain Representations. Each Request for Advance shall be deemed to be the representation of the Company and of the officer making such request that: (a) all conditions precedent set forth in ARTICLE 4 hereof have been satisfied; (b) the Company is in compliance with all financial covenants set forth in ARTICLE 5 hereof; (c) the representations and warranties contained in ARTICLE 6 hereof remain true and correct; and (d) no Event of Default and no Unmatured Event of Default has occurred and is then existing, or will exist upon completion of the requested Advance.

                  2.7      Payment of the Notes.

                           (a)      Termination Date. On the Termination Date,
without necessity of notice or demand, the Company shall pay to the Agent for the account of the Banks the full amount of the outstanding principal balance of, and all accrued but unpaid interest on, the Warehouse Notes and the Swing Note.

                           (b)      Borrowing Base Deficiency. If, at any time,
and for any reason, including without limitation a reduction in the Collateral Value or any part thereof by virtue of such value being marked to market, the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance exceeds the Warehouse Borrowing Base, as determined by the Agent, then the Company shall immediately pay to the Agent an amount equal to the amount by which the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance exceeds the Warehouse Borrowing Base.

                           (c)      Proceeds of Collateral. The proceeds from
the Collateral shall be payable to the Agent for application to the Warehouse Notes and other Secured Obligations under and in accordance with the terms of the Security Agreement.

                  2.8      Rates of Interest.

                           (a)      Applicable Rates of Interest. Each Advance
shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise). The outstanding principal balance of the Swing Note and each Balance Funded Bank's Warehouse Note shall bear interest as follows: (i) at the per annum rate equal to one and four-tenths of one percent (1.40%) (the "Balance Funded Rate") for that portion of the Average Monthly Aggregate Outstanding Warehouse Balance of a Balance Funded Bank's Warehouse Note which does not exceed the Average Monthly Available Deposits maintained by the Company with such Balance Funded Bank, and (ii) at the per annum rate equal to LIBOR plus one and four-tenths of one percent (1.40%) for that portion of the Average Monthly Aggregate Outstanding Warehouse Balance of a Balance Funded Bank's Warehouse Note which exceeds such Average Monthly Available Deposits maintained by the Company with such Balance Funded Bank. The outstanding principal balance of each Warehouse Note for each Bank which is not a Balance Funded Bank shall bear interest at the per annum rate equal to LIBOR plus one and four-tenths of one percent (1.40%) (the "Base Rate").

                           (b)      Highest Lawful Rate. Notwithstanding
anything to the contrary contained in this Credit Agreement or the Notes, at no time shall the interest rate payable on the Advances, together with all fees and other amounts payable hereunder to the extent the same constitute or are deemed to constitute interest, exceed the maximum rate of interest allowed by applicable law (the "Highest Lawful Rate"). In respect of any period during the term of this Credit Agreement, any amount paid to any Bank, to the extent the same shall (but for the provisions of this SECTION 2.8(b) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then, notwithstanding anything to the contrary contained in this SECTION 2.8, such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment on the Advances.

                  2.9 Interest Payments. As soon as reasonably possible subsequent to the availability of the account analysis statement, the Agent shall deliver to the Company and each Bank an interest billing statement (the "Billing Statement"), which Billing Statement shall set forth the interest accrued with respect to the outstanding principal balance of the Warehouse Notes and the Swing Note from and including the first day of the preceding month through the last day of such month, computed on the assumption that (i) all of the outstanding principal balances of the Warehouse Notes and the Swing Note for the Balance Funded Banks shall bear interest at the Balance Funded Rate, and (ii) all of the outstanding principal balances of the Warehouse Notes for Banks which are not Balance Funded Banks shall bear interest at the Base Rate; provided, that any failure or delay in delivering such Billing Statement or any inaccuracy therein shall not affect any of the Company's obligations and liabilities hereunder. In the event that all or any portion of the outstanding principal balance of a Note for a Balance Funded Bank bears interest at the Base Rate during any month, such Bank and the Company shall reallocate and settle any difference in interest paid by the Company for such month and the interest due at the Base Rate for such month. Interest shall be payable, (i) in the case of the outstanding principal balance of the Swing Note and the outstanding principal balance of the Warehouse Notes bearing interest at the Balance Funded Rate or the Base Rate, on the fifth (5th) calendar day after receipt of the Billing Statement referred to above and (ii) upon repayment of any of the outstanding principal balance of the Swing Note and the Warehouse Notes at maturity (by reason of acceleration or otherwise). Any interest accruing at the Default Rate shall be payable on demand.

                  2.10 Post-Maturity Interest. Any principal payments on the Swing Note and the Warehouse Notes not paid when due and, to the extent permitted by applicable law, any interest payments on the Swing Note and Warehouse Notes or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate equal to the applicable Default Rate. Payment or acceptance of the increased rates of interest provided for in this SECTION 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Bank.

                  2.11 Computation of Interest. Interest on the Warehouse Advances and Swing Advances shall be computed on the basis of a 360-day year, in each case for the actual number of calendar days elapsed in the period during which it accrues.

                  2.12     General Provisions Regarding Prepayments and
Payments.

                           (a)      Prepayments. The Company may, at any time
and from time to time, prepay all or any portion of the outstanding principal balance of the Notes without premium or penalty. All prepayments (whether voluntary or involuntary, at maturity, by acceleration or otherwise) of the outstanding principal balance of the Notes shall be applied, first, to the repayment of the accrued and unpaid interest on and outstanding principal balance of the Swing Note to the full extent thereof, second, to any delinquent fees, costs or expenses, third, to the repayment of the accrued and unpaid interest on and outstanding principal balance of all Excess Advances under the National City Warehouse Promissory Note, and, fourth, to the repayment of the accrued and unpaid interest on and outstanding principal balance of all Warehouse Advances. All prepayments of the outstanding principal balance of the Warehouse Notes shall be applied first to principal bearing interest at the Base Rate to the full extent thereof, then to principal bearing interest at the Balance Funded Rate to the full extent thereof, in a manner which minimizes the amount of any payments required to be made by the Company pursuant to SECTION
2.16 hereof.

                           (b)      Manner and Time of Payment. All payments of
principal, interest and fees hereunder, under the Swing Note and under the Warehouse Notes by the Company shall be made without defense, setoff and counterclaim and upon the Agent's receipt of notice from the Company, which notice shall not be given later than the fifth (5th) calendar day after the Company's receipt of the Billing Statement under SECTION
2.9 hereof, the Agent shall be authorized to charge the Company's demand deposit account maintained by the Agent (Account #754110492) (the "DDA Account") to pay all principal (to the extent that the funds in the Collateral Proceeds Account are not sufficient to make a payment of principal), interest and fees due hereunder, provided there are sufficient funds available in such account for that purpose. If there are not sufficient funds available in such account for that purpose or if the Agent has not received notice from the Company authorizing the Agent to charge the Company's DDA Account, the Company shall make such payments in same day funds and delivered to the Agent not later than 1:00 p.m. Prevailing Time on the date due at its office located at 101 South Fifth Street, Louisville, Kentucky, for the account of the Banks; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. Whenever any payment to be made hereunder or under the Warehouse Notes or Swing Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Warehouse Notes or the Swing Note or of the fees hereunder, as the case may be.

                           (c)      Apportionment of Payments. Except as
otherwise provided herein, the Agent shall apportion all principal and interest payments on the Warehouse Notes, in each case proportionately to the Banks' respective Warehouse Pro Rata Shares. The Agent shall promptly distribute to each Bank at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Bank may request, its Warehouse Pro Rata Share of (i) all such payments when received by the Agent, and (ii) the Non-Usage and Usage fees under SECTION 2.14 hereof when received by the Agent.

                           (d)      Payments on a Business Day. Whenever any
payment to be made hereunder or under the Warehouse Notes or the Swing Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on the underlying principal payment due hereunder, under the Swing Note or the Warehouse Notes or of the fees hereunder, as the case may be.

                  2.13 Set-Off. The Company hereby irrevocably authorizes each Bank, upon the occurrence of an Event of Default to set off the liability of the Company on the Warehouse Notes and the Swing Note, without notice, against all deposits and credits of the Company with, and any and all claims of the Company against, that such Bank at any time outstanding provided, however, that the Banks shall not offset against deposits and credits of the Company held in trust or in a custodial capacity for third parties.

                  2.14     Fees.

                           (a)      Non-Usage Fee. United and Portland jointly
and severally agree to pay to the Agent for the benefit of the Banks in proportion to their respective Warehouse Pro Rata Shares, a non-usage fee (the "Non-Usage Fee") computed at the rate of one-eighth of one percent (0.125%) per annum on the amount by which the average monthly Aggregate Outstanding Warehouse Balance is less than fifty percent (50%) of the Total Warehouse Line Commitment.

                           (b)      Usage Fee. United and Portland jointly and
severally agree to pay to the Agent and the Banks the following usage fees (the "Usage Fees"): (i) a usage fee computed at the rate of one-quarter of one percent (.25%) per annum times the average monthly aggregate unpaid principal balance for all Repurchase Loan Advances, all Aged Loan/Extended Period Shipped Loan Advances, and all Subprime Loan Advances relating to Subprime Loans subject to a Commitment from First Franklin, (ii) a usage fee computed at the rate of one-half of one percent (.50%) per annum times the average monthly aggregate unpaid principal balance for all Subprime Loan Advances relating to Subprime Loans not subject to a Commitment from First Franklin, and (iii) a usage fee computed at the rate of three-quarters of one percent (.75%) per annum times the average monthly aggregate unpaid principal balance for all Working Capital Loan Advances.

                           (c)      Collateral Handling/Agent's Fee. United and
Portland jointly and severally agree to pay to the Agent such collateral handling fees (collectively, the "Collateral Handling Fees") and the agent fee (the "Agent Fee") in the amounts and at the times set forth in the fee letter issued by the Agent to the Company.

                           (d)      Amendment Fees. United and Portland jointly
and severally agree to (i) reimburse the Agent for all legal fees reasonably incurred in connection with any amendment to the Loan Documents and (ii) (A) pay to each of the Banks an amendment fee equal to Three Hundred Seventy Five Dollars ($375.00) for each amendment to the Loan Documents. Nothing contained in this SECTION 2.14 shall compel the Agent or the Banks to authorize or execute any amendment to the Loan Documents, all such amendments being subject to the complete discretion of the Agent and the Banks.

                           (e)      Payment of Fees. The Non-Usage Fee and Usage
Fee shall be payable in arrears each month and all such fees together with the Agent fee shall be computed on the basis of a 360-day year, in each case for the actual number of calendar days elapsed during the period during which it accrues. The Agent shall compute the amounts of the Non-Usage Fee and the Usage Fee and include such fees on the Billing Statement to be delivered to the Company each month under SECTION 2.9 hereof. The Company shall pay to the Agent the Non-Usage Fee and Usage Fee set forth in such Billing Statement within five
(5) calendar days of its receipt of a Billing Statement.

                           (f)      Fees Non-Refundable. The fees payable under
this SECTION 2.14 once paid shall be non-refundable, in whole or in part under any circumstances, absent manifest error in the calculation of such fees.

                  2.15 Commitments. The Company shall obtain and maintain Commitments which, in the aggregate, equal or exceed the aggregate amount of all Loans financed and outstanding under this Credit Agreement and all loans under credit agreements of similar nature with other financial institutions. If an Event of Default shall occur hereunder or under any other Loan Document, at the option of the Agent or the Requisite Banks, such Commitments shall be assigned by the Company to the Agent, for the benefit of the Banks in proportion to their Pro Rata Shares.

                  2.16     Special Provisions Governing Base Rate.

                           (a)      Notwithstanding any other provision of this
Credit Agreement to the contrary, the Agent's determination of LIBOR shall be final, conclusive and binding upon all parties in the absence of manifest error. In the event that (i) it becomes unlawful for the Agent or any Bank to make or maintain LIBOR loans, or (ii) by reasons of circumstances occurring after the date of this Credit Agreement affecting the London Interbank Market, adequate and fair means do not exist for ascertaining LIBOR on the basis provided for in the definition thereof, the Agent or such Bank shall promptly notify the Company, and Agent's or such Bank's obligation to offer the Base Rates shall be suspended during such period of time.

                           (b)      In the event any applicable law, order,
regulation, treaty or directive issued by any central bank or other governmental authority, or in the governmental or judicial interpretation thereof, or compliance by the Agent with any request or directive (whether or not having the force of law) issued subsequent to the date hereof by any central bank or other governmental authority:

                                    (i)      does or shall subject the Agent or
any Bank to any tax of any kind whatsoever with respect to this Credit Agreement or any Advances made hereunder, or change the basis of taxation of payments to the Agent or any Bank of principal, fee, interest or any other amount payable hereunder except for the change in the rate of tax on the overall net income of the Agent or any Bank imposed by the jurisdiction in which Agent or any Bank maintains its principal office; or

                                    (ii)     does or shall impose on the Agent
or any Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Agent or any Bank of making any Advance or renewing or maintaining this Credit Agreement or reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Agent or any Bank or any Person controlling the Agent or any Bank, then in any such case, the Company shall promptly pay to the Agent or any Bank upon its written demand any additional amounts necessary to compensate the Agent or any Bank for such additional cost or reduced amounts receivable or rate of return as reasonably determined by Agent or any Bank with respect to this Credit Agreement or Advances made hereunder. If the Agent or any Bank becomes entitled to claim any additional amounts pursuant to this section, it shall promptly notify the Company of the event by reason of which it has become so entitled and provide the Company with a certificate specifying any additional amounts payable and how they are calculated. The provisions of this section shall survive the termination of this Credit Agreement and payment of all other Secured Obligations.

                  2.17 Certain Representations. Each Request for Advance shall be deemed to be the joint and several representation of United and Portland and of the officer making the request that: (a) all conditions precedent set forth in ARTICLE 4 hereof have been satisfied; (b) the Company is in compliance with all financial covenants set forth in ARTICLE 5 hereof; (c) the representations and warranties contained in ARTICLE 6 hereof remain true and correct; and (d) no Event of Default and no Unmatured Event of Default has occurred and is then existing, or will exist upon completion of the requested Advance.

                                    ARTICLE 3

                               COLLATERAL SECURITY

                  3.1 Collateral. To secure the payment of the Warehouse Notes, the Swing Note and all other Secured Obligations, the Company shall grant to the Agent for the ratable benefit of the Banks in proportion to their Pro Rata Shares, Security Interests in such of its Loans, and other assets constituting Collateral as may be required under the terms of the Security Agreement.

                  3.2 Security Agreement. The Company shall execute and deliver to the Agent for the ratable benefit of the Banks in proportion to their Pro Rata Shares, the Security Agreement.

                  3.3 Priority of Security Interests. The Security Interests shall be first and prior security interests subject only to the limitations set forth in the Loan Documents. The Agent and the Banks hereby acknowledge and agree that the Agent, on behalf of and for the benefit of the Banks, now has, and shall continue to have, a first and prior pledge and security interest in and to the Collateral, as collateral security for the Warehouse Advances, the other Secured Obligations, and any other obligations and/or liabilities due and owing by the Company pursuant to this Credit Agreement and each of the other Loan Documents, without priority, distinction or preference of any kind whatsoever.

                  3.4 Release of Security Interest. If no Event of Default or Unmatured Event of Default has occurred and is then continuing, the Agent, for and on behalf of the Banks, at the request of the Company, shall release its Security Interest in any item of Collateral so long as after giving effect to any such requested release the Warehouse Borrowing Base shall not be less than the sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance, and provided that any such release of Collateral shall occur only if expressly permitted by the terms of the Security Agreement, and then only strictly in compliance with the terms thereof.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

                  4.1 Closing. The obligation of the Agent and the Banks to close the financing contemplated hereunder and make the Warehouse Advances under this Credit Agreement shall be subject to the satisfaction of the following conditions precedent:

                           (a)      Evidence of Corporate Existence and
Qualification. United shall have furnished the Agent with a copy of United's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of Illinois, together with an original certificate from said Secretary of State, dated not more than thirty (30) calendar days prior to the date of this Credit Agreement, stating that United is a corporation duly organized, validly existing, and in good standing under the laws of such state, and a copy of the Bylaws of United and all amendments thereto, certified by the secretary of United to be true, accurate and complete. United shall also provide the Agent with a Certificate of Qualification and a Certificate of Good Standing/Existence from each state where United is required to be qualified as a foreign corporation. Portland shall have furnished the Agent with a copy of Portland's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of Oregon, together with an original certificate from said Secretary of State, dated not more than thirty (30) calendar days prior to the date of this Credit Agreement, stating that Portland is a corporation duly organized, validly existing, and in good standing under the laws of such state, and a copy of the Bylaws of Portland and all amendments thereto, certified by the secretary of Portland to be true, accurate and complete. Portland shall also provide the Agent with a Certificate of Qualification and a Certificate of Good Standing/Existence from each state where Portland is required to be qualified as a foreign corporation.

                           (b)      Corporate Resolutions. The Company shall
have furnished to the Agent copies of resolutions reflecting all necessary corporate action taken by the Company to authorize the execution, delivery, and performance of this Credit Agreement, the Warehouse Notes and the other Loan Documents to which the Company is a party on behalf of the Company, certified by the secretary of the Company to be true, correct, and in full force and effect as of the date of this Credit Agreement.

                           (c)      Incumbency Certificate. The Company shall
have furnished the Agent with incumbency certificates with respect to the officers of the Company, as applicable, authorized to execute and deliver this Credit Agreement and the other Loan Documents to which the Company is a party on behalf of the Company.

                           (d)      Credit Agreement. This Credit Agreement
shall have been duly executed and delivered by United and Portland, the Agent and the Banks and delivered to the Agent.

                           (e)      Warehouse Notes. The Warehouse Notes shall
each have been duly executed and delivered by United and Portland, jointly and severally, and delivered to the respective payee Bank.

                           (f)      Other Loan Documents. The Security
Agreement, the Swing Note and all of the other Loan Documents shall have been duly executed and delivered by the Company and delivered to the Agent.

                           (g)      Financing Statements. The Company shall have
executed and delivered, in appropriate form for filing in all appropriate governmental offices, such Uniform Commercial Code financing statements with respect to the Collateral as the Agent shall reasonably request.

                           (h)      Evidence of Insurance. The Company shall
have furnished the Agent with evidence of the insurance coverage required to be maintained by the Company pursuant to SECTION 7.1(i) hereof.

                           (i)      Financial Statements. United shall have
furnished the Agent with a copy of its audited financial statements as at December 31, 2002, and its most recent unaudited statements.

                           (j)      Termination Statements and Releases. All
Uniform Commercial Code Termination Statements and releases necessary to release of record all existing liens and security interests encumbering any of the Collateral other than those in favor of the Agent on behalf of and for the benefit of the Banks, duly executed and delivered by all appropriate or necessary parties including without limitations, releases and termination statements necessary to terminate the security interests heretofore granted to Bank One and West Suburban in connection with their respective warehouse lines of credit with the Company.

                           (k)      UCC Search Reports. UCC Search Reports in
the name of United and Portland shall have been obtained from all appropriate government offices.

                           (l)      Agency Audits. The Company shall have
furnished the Agent with a copy of the results of any field audit of the Company's business and/or records performed by GNMA, Fannie Mae, FHLMC, for the Department of Housing and Urban Development within two (2) years prior to the date of this Credit Agreement, together with a copy of all subsequent correspondence relating to such audit between the Company and such agency, to the extent copies of such field audits have not been heretofore delivered to the Agent.

                           (m)      Other Loans. The Company shall furnish the
Agent with a summary description of any and all existing loan agreements or lines of credit for amounts of Two Hundred Fifty Thousand Dollars ($250,000.00) or more to which the Company is a party, such summary shall be provided as a part of SCHEDULE 6.1 and shall include maturity dates and current outstanding principal amounts.

                           (n)      Covenant Compliance Certificate. The Company
shall have furnished the Agent with a completed Covenant Compliance Certificate as of the initial closing date, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

                           (o)      Authorized Signer Letter. The Authorized
Signer Letter, substantially in the form of EXHIBIT J to this Credit Agreement, shall have been duly executed and delivered by the Company to the Agent.

                           (p)      Powers of Attorney. The Powers of Attorney,
substantially in the form of EXHIBITS A-1 AND A-2 to the Security Agreement, shall have been duly executed and delivered by United and Portland, respectively, to the Agent.

                           (q)      Approved Investor List. The Company shall
have provided the Agent with an updated list of Approved Investors to be attached hereto as SCHEDULE 1.1.

                           (r)      Representation and Warranty Disclosures.
United and Portland shall have provided the Agent with an updated list of representation and warranty disclosures to be attached hereto as SCHEDULE 6.1.

                           (s)      Opinion of Counsel. The opinion of United's
outside legal counsel, substantially in the form of EXHIBIT F-1 to this Credit Agreement and in all respects satisfactory to the Agent, shall have been delivered to the Agent. The opinion of Portland's outside legal counsel, substantially in the form of EXHIBIT F-2 to this Credit Agreement and in all respects satisfactory to the Agent, shall have been delivered to the Agent.

                           (t)      Rewarehousing Agreements; Other Documents.
Such other documents or instruments or reports as the Agent may reasonably request, including with limitation, rewarehousing agreements with Bank One and West Suburban substantially in the Form of EXHIBITS K-1 AND K-2 respectively attached hereto and made a part hereof by this reference.

                  4.2 All Advances. The obligation of the Banks to make their Pro Rata Share of any Warehouse Advance (including the initial Warehouse Advance), and the Agent's election to make any Swing Advance or Excess Advance hereunder, shall be subject to each of the following conditions precedent:

                           (a)      Covenant Compliance Certificate. In
accordance with the provisions of SECTION 7.3(b) below, the Company shall have executed and delivered to the Agent a completed Covenant Compliance Certificate, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

                           (b)      No Default or Unmatured Event of Default. As
of the date of the making of such Advance, no Event of Default or Unmatured Event of Default shall have occurred and be then existing.

                           (c)      Compliance with Loan Documents. The Company
shall be in full compliance with all conditions and provisions of this Credit Agreement, the other Loan Documents, and all related instruments and documents.

                           (d)      No Material Adverse Change. No Material
Adverse Change shall have occurred since the date of this Credit Agreement.

                           (e)      Representations and Warranties. The
representations and warranties contained in ARTICLE 6 of this Credit Agreement and in the Security Agreement shall be true and correct in all material respects on the date of such Advance with the same force and effect as though made on and as of that date.

                                    ARTICLE 5

                               FINANCIAL COVENANTS

         So long as any portion of the Advances made under this Credit Agreement remains unpaid or this Credit Agreement continues in effect, unless the Agent and all of the Banks otherwise consent in writing, the Company shall abide by each of the following covenants:

                  5.1 Borrowing Base. The sum of the Aggregate Outstanding Warehouse Balance plus the Aggregate Outstanding Excess Balance shall not exceed the Warehouse Borrowing Base.

                  5.2 Leverage Ratio. The ratio of Total Indebtedness to Adjusted Tangible Net Worth shall not exceed 15 to 1.

                  5.3 Minimum Adjusted Tangible Net Worth. The Adjusted Tangible Net Worth of the Company shall at all times be greater than the greater of either (i) Ten Million Dollars ($10,000,000.00), or (ii) the amount equal to eight percent (8.0%) of the sum of [a] the Total Warehouse Line Commitment plus [b] the aggregate principal balance of the Company's early purchase credit facilities with Approved Investors.

                  5.4 Cash and Cash Equivalents. The Company shall at all times maintain a minimum of Three Million Dollars ($3,000,000.00) in liquid assets (defined as Cash and Cash Equivalents and the amount of the Excess Warehouse Collateral Value) on its balance sheets.

                  5.5 Dividends. The Company shall not (i) declare or pay cash or stock dividends upon any of the stock of the Company, (ii) make any incentive compensation payments or management services compensation payments, or
(iii) make any distributions of the property or assets of the Company, except that the Company may (w) make reasonable and customary incentive compensation payments to its employees and officers, and (x) declare and pay dividends to its stockholders, if such dividend or payment shall cause the aggregate amount for all such dividends and payments to exceed fifty percent (50%) of the sum of the Net Income during the current fiscal year of the Company.

                  5.6 Certificates of Deposit. As consideration for the advance rates allowed by the Agent and Banks hereunder, the Company and/or its Affiliates shall pledge to the Agent for the pro-rata benefit of the Banks certificates of deposit issued and held or maintained by the Agent or any of its affiliates in the name of the Company and/or such Affiliates in an aggregate face principal amount of not less than the greater of (i) one percent (1%) of the Total Warehouse Line Commitment, and (ii) Seven Hundred Fifty Thousand Dollars ($750,000.00). The Company or Affiliate pledging certificates of deposit to the Agent for the pro-rata benefit of the Banks must execute and deliver to the Agent a Hypothecation Agreement.

The parties hereto acknowledge and agree that in the event that any of the foregoing covenants are materially changed as a result of a change in GAAP, the Banks, the Agent and the Company agree to negotiate an amendment to the terms of this ARTICLE 5 to accurately reflect the agreement among the Banks, the Agent and the Company with respect to such financial covenants prior to such change in GAAP.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Banks to enter into this Credit Agreement and to make Advances pursuant thereto, United and Portland jointly and severally represent and warrant to the Agent and the Banks as follows, which representations and warranties shall survive the execution and delivery of this Credit Agreement and shall be deemed to be continuing representations and warranties until the Warehouse Notes, the Swing Note, and the other Secured Obligations herein have been respectively paid in full to the Agent and the Banks and this Credit Agreement has been fully terminated:

                  6.1 Corporate Organization and Good Standing. United is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and it has the requisite power and authority to own its properties and to conduct its business in the manner in which such business is presently conducted. The correct legal name of United, its state of incorporation, and the correct address of its principal place of business are set forth in SCHEDULE 6.1 to this Credit Agreement. Portland is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and it has the requisite power and authority to own its properties and to conduct its business in the manner in which such business is presently conducted. The correct legal name of Portland, its state of incorporation, and the correct address of its principal place of business are set forth in SCHEDULE 6.1 to this Credit Agreement.

                  6.2 Qualification. United is duly qualified to transact business and is validly existing and in good standing as a foreign corporation in every foreign jurisdiction where the failure to so qualify would materially and adversely affect United's business or its properties. Portland is duly qualified to transact business and is validly existing and in good standing as a foreign corporation in every foreign jurisdiction where the failure to so qualify would materially and adversely affect Portland's business or its properties.

                  6.3 Power and Authority. The Company has the requisite power and authority, corporate and otherwise, to enter into this Credit Agreement, to make the borrowings herein contemplated, to execute and deliver the Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action, and the same do not and will not:

                           (a)      violate or conflict with any provision of
the articles of incorporation or bylaws of the Company;

                           (b)      violate or conflict with the provisions of
any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it or its property is bound;

                           (c)      result in, or require the creation or
imposition of, any lien, pledge, security interest, charge or encumbrance of any nature upon or with respect to any property now or hereafter owned by the Company, other than such liens, encumbrances and security interests as contemplated by the Security Agreement;

                           (d)      conflict with, result in a breach of, or
constitute a default under, any indenture, loan agreement, credit agreement, or any other agreement or instrument to which the Company is a party or by which it or its property is bound.

                  6.4 Binding Effect. This Credit Agreement and the other Loan Documents to which the Company is a party are valid, binding, and legally enforceable obligations of the Company in accordance with their respective terms (subject only to limitations as to enforceability which might result from bankruptcy, reorganization, insolvency, or other similar laws affecting creditors' rights generally).

                  6.5 Financial Condition. United's audited financial statements as at April 30, 2003 (which have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year), and its most recent unaudited financial statements, copies of which have been furnished to the Agent and the Banks, pursuant to SECTION 4.1(j) of this Credit Agreement, present fairly the financial condition of United as at such date and the results of their operations for the period then ended. There has been no Material Adverse Change except as disclosed in SCHEDULE 6.1 to this Credit Agreement. United does not have any contingent obligations, liabilities, taxes, or other outstanding financial obligations which are material in the aggregate, except as described in SCHEDULE 6.1 to this Credit Agreement, which SCHEDULE 6.1 shall include a summary description of each credit facility of United and/or Portland for an amount of Two Hundred Fifty Thousand Dollars ($250,000.00) or more.

                  6.6 Properties. The Company has good and marketable title to all of its properties and assets, and none of its assets are subject to any mortgage, pledge, title retention lien, security interest, or encumbrance, except for those permitted by SECTION 7.2(i) hereof and those described in
SCHEDULE 6.1 to this Credit Agreement.

                  6.7 Litigation. No litigation, tax claim, proceeding, dispute, or governmental proceeding is pending or, to its knowledge, threatened against the Company, which (a) involves an uninsured claim of over Two Hundred Fifty Thousand Dollars ($250,000.00) against the Company, or (b) in the opinion of the Company, may have a Material Adverse Effect on the business or condition (financial or other), affairs, or operations of the Company, or (c) involves or may affect the validity or enforceability of any Loan Document or the perfection or priority of any lien created thereby, except those matters described in
SCHEDULE 6.1 to this Credit Agreement.

                  6.8 Purpose of Advances; Regulations U and X. No part of the proceeds of the borrowings hereunder will be used for any purpose other than financing Loans. No part of the proceeds for the borrowings hereunder will be used to purchase or carry any margin stock (within the meaning of

Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock. If requested by the Agent or any Bank, the Company will furnish such Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Company also warrants that no part of the proceeds of the borrowings hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

                  6.9 Investment Company Act. The Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  6.10 Securities Act. The Company has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Warehouse Notes and the Swing Note.

                  6.11 Permits; Consents, etc. The Company has all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary to own and operate its property and to conduct its business as it is currently being conducted. No consent, approval or authorization of, or registration, declaration, or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Credit Agreement or the other Loan Documents (other than filings to perfect the Security Interests), or in connection with the performance of or compliance with the terms, provisions, and conditions hereof except for those that have been obtained. The Company and each Affiliate is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and agencies in respect of the conduct of its or his business and the ownership of its or his property. Each Loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the Loans are "high cost", "high rate", "high fee" or "predatory" as defined by the applicable predatory and abusive lending laws."

                  6.12 ERISA. No fact or circumstance, including but not limited to any Reportable Event within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), exists in connection with any Plan of the Company ("Plan" shall mean an employee pension benefit plan or pension covered by ERISA which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or any successor thereto or for the appointment of a trustee to administer any such Plan. For purposes of this representation and warranty, the Company shall be deemed to have knowledge of all facts attributable to any administrator of any such Plan.

                  6.13 Affiliates. The correct legal name of each Affiliate, the state of its organization (or, if a natural person, of his or her domicile), and the percentage of its capital stock or equity that is directly or indirectly owned by the Company, where the percentage of the Company's stock which is directly or indirectly owned by each Affiliate, and each assumed name of the Company, are set forth in SCHEDULE 6.1 to this Credit Agreement.

                  6.14 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon its properties, assets, income and franchisees, other than those not yet delinquent and those, not substantial in aggregate amount, which are being contested in good faith by the Company. The charges, accruals and reserves on the books of the Company in respect of their taxes are adequate in the opinion of the Company. The Company knows of no material unpaid assessment for additional taxes or any basis for such assessment.

                  6.15 Disclosure; Solvency. Neither this Credit Agreement nor any other document furnished to the Agent or the Banks by or on behalf of the Company in connection with the credit facilities contemplated herein contains any statement of any material fact which is untrue or misstates a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which materially adversely affects or in the future will (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company or any of its properties which has not been set forth in this Credit Agreement or in the other documents furnished to the Agent or to the Banks by or on behalf of the Company in connection with the credit facilities contemplated herein. The Company is currently solvent; and neither the issuance and delivery of the Warehouse Notes, or the Swing Note, nor the performance of the transactions contemplated hereunder or thereunder, will render the Company insolvent, inadequately capitalized to undertake the transactions contemplated hereunder or to undertake the businesses in which it is presently engaged or about to engage or render the Company unable to pay its debts as they become due; the Company is not contemplating either the filing of a petition by it or the commencement of a case by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and the Company has no knowledge of any Person contemplating the filing of any such petition or commencement of any such case against the Company.

                                    ARTICLE 7

                                    COVENANTS

                  7.1 Affirmative Covenants. So long as any portion of the Secured Obligations under this Credit Agreement, including the Notes, remains unpaid or this Credit Agreement continues in effect, unless the Agent and the Requisite Banks otherwise consent in writing, the Company shall abide by each of the following covenants and agreements:

                           (a)      Payment and Performance of Obligations. The
Company will pay all principal, interest, fees, and other charges with respect to the Notes and any other obligations when and as the same become due and payable, will strictly observe and perform all covenants, agreements, terms, conditions, and limitations contained in this Credit Agreement or any of the other Loan Documents, and will do all things necessary to prevent any forfeiture or impairment of any Bank's rights hereunder or thereunder, and to prevent the occurrence of any Event of Default or an Unmatured Event of Default.

                           (b)      Notice of Default. The Company shall
promptly notify the Agent in writing of the occurrence of any Event of Default or Unmatured Event of Default, specifying in connection with such notification all actions proposed to be taken to remedy such circumstance.

                           (c)      Notice of Non-Payment. The Company shall
notify the Agent in writing of the occurrence of any failure or refusal by the Company to pay any single amount in excess of Fifty Thousand Dollars ($50,000.00) payable under any agreement or agreements to which it is a party (other than trade payables less than sixty (60) calendar days past due), within ten (10) calendar days of such failure or refusal, unless the Company is diligently and in good faith contesting its obligations to make such payment by appropriate action.

                           (d)      Notice of Legal Proceedings. The Company
shall, promptly upon becoming aware of the existence thereof, notify the Agent in writing of the institution of any litigation, legal proceeding, or dispute with any person or tribunal, that might materially and adversely affect the condition, financial or otherwise, or the earnings, affairs, business prospects, or properties of the Company.

                           (e)      Continuation of Primary Business. The
Company shall continue to maintain the character of its primary business as currently conducted.

                           (f)      Maintenance of Corporate Existence,
Qualification and Assets. The Company shall at all times maintain (i) its legal existence as a corporation; (ii) its qualification to transact business and good standing as a foreign corporation in all jurisdictions where the failure to so qualify would materially and adversely affect the nature of its properties or the conduct of its businesses; and (iii) all franchises, licenses, rights, and privileges necessary for the proper conduct of its businesses. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Company intends that Portland will be merged with and into United on or before December 31, 2003, and such merger shall not, in and of itself, trigger a default under this Credit Agreement.

                           (g)      Maintenance of Security. The Company shall
execute and deliver to the Agent for the benefit of the Banks all mortgages, security agreements, financing statements, assignments, and such other documents and instruments, and all supplements thereto, and continuation statements thereof, and take such other actions as the Agent deems reasonably necessary in order to maintain the valid, enforceable, and first priority liens and Security Interests granted to the Agent for the ratable benefit of the Banks.

                           (h)      Payment of Taxes and Claims. The Company
shall pay all taxes imposed upon it or upon any of its properties or with respect to its franchises, business, income, or profits before any material penalty or interest accrues thereon. The Company shall also pay all material claims (including without limitation claims for labor, services, materials, and supplies) for sums which have or shall become due and payable and which by law have or might become a vendors lien or a mechanics, laborers', materialmen's, statutory, or other lien affecting any of its properties; provided, however, that the Company shall not be required to pay any such taxes or claims if (i) the amount, applicability, or validity thereof is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted; and (ii) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

                           (i)      Maintenance of Insurance. The Company shall
at all times maintain, or cause to be maintained, insurance covering such risks as is customarily carried by prudent businesses similarly situated, including, without limitation, hazard and general liability coverages, and fidelity bond and errors and omissions coverages in conformity with the requirement set forth in Section 2.7 of the GNMA Mortgage-backed Securities Guide Handbook 5500.3. All such insurance shall be written by such insurers and in such form, amount, and coverage as may be satisfactory to the Agent, naming the Agent, for the benefit of the Banks, as additional insured or loss payee, as applicable. The Company shall provide the Agent with a certificate from one or more reputable insurance companies setting forth the amount or amounts of coverage and containing an agreement from each such insurance company that no termination, expiration, cancellation, or lapse of any such insurance policy shall occur without at least thirty (30) calendar days advance written notice to the Agent.

                           (j)      Compliance with Laws and Agreements. The
Company shall comply with the provisions of any laws and the provisions of any agreements material to its businesses and operations and shall maintain its abilities to perform its obligations under all agreements material to its businesses and operations.

                           (k)      Inspections. The Company shall, at any
reasonable time and from time to time upon prior notice, permit any agents or representatives of the Agent and/or the Banks to inspect, examine, and make copies of and abstracts from its records and books of account, and to discuss its affairs, finances, and accounts with any of its officers, management employees, or independent public accountants (and by this provision the Company hereby authorizes said accountants to discuss with the Banks and their respective agents or representatives the Company's affairs, finances, and accounts). The Company shall have the right to have a representative present at any of the inspections, examinations or discussions conducted by the Agent and/or the Banks; provided, however, the Agent and/or the Banks shall not be required to delay any of such inspections, examinations or discussions to accommodate the presence of such representative or representatives.

                           (l)      Records. The Company shall keep accurate
records and books of account reflecting all of its financial transactions, in which complete entries shall be made in accordance with generally accepted accounting principles consistently applied.

                           (m)      ERISA. With respect to any Plan maintained
or adopted by the Company, the Company shall (i) at all times make prompt payments of contributions required to be made to meet the minimum funding standards of ERISA; (ii) promptly, after the filing thereof, furnish to the Agent copies of all reports of prohibited transactions and accumulated funding deficiencies required to be made pursuant to the provisions of ERISA; and (iii) notify the Agent promptly of the occurrence of any Reportable Event (as defined in ERISA).

                           (n)      Further Assurances. The Company shall
execute and deliver such other and further instruments, documents, or assurances as in the judgment of the Banks may be reasonably required to more effectively create or perfect the Security Interests or to confirm or evidence the obligations imposed by the terms and provisions of this Credit Agreement and the other Loan Documents.

                           (o)      Change in Name or Location. The Company
shall notify the Agent in writing at least thirty (30) calendar days in advance of any change in location of its principal place of business, chief executive office, state of incorporation or organization number or place where records are kept, or of any proposed change of corporate name. To the extent not in the physical possession of the Agent, the Collateral and all books and records pertaining thereto shall be maintained and stored at the location specified on
SCHEDULE 6.1 to this Credit Agreement, and the Company shall not remove any part of the Collateral from such location, other than temporarily in the ordinary course of business, unless the Company shall have provided the Agent with prior written notification of such change in location in accordance with the terms of this section and shall have assisted the Agent in filing such security agreements, financing statements, or other notices deemed necessary by the Agent to preserve and maintain the continued validity, enforceability, and priority of the Banks' lien on and Security Interest in the Collateral.

                           (p)      Other Loan Agreements. The Company shall not
enter into any other loan agreement similar in purpose or effect to this Credit Agreement without obtaining the prior written consent of the Agent and the Requisite Banks.

                           (q)      Senior Management. The Company shall obtain
the consent of the Agent and Requisite Banks in writing at least thirty (30) calendar days prior to any proposed change in the Company's senior management, which for purposes of this agreement shall mean Joseph Khoshabe, Steve Khoshabe, and each other officer of the Company who holds a position at or above senior vice president.

                           (r)      Change of Ownership. The Company shall
obtain written consent from the Agent and Requisite Bank at least thirty (30) days prior to any proposed change of ownership of the capital stock of the Company which result in Joseph Khoshabe, Steve Khoshabe and other members of the Khoshabe family collectively owning less than forty percent (40%) of such capital stock.

                           (s)      Insured Closing Letters. The Company shall
cause all Loans financed with the proceeds of an Advance to be closed under an insured closing letter issued by a major nationally recognized title company acceptable to the Agent.

                  7.2 Negative Covenants. So long as any portion of the Secured Obligations remains unpaid or this Credit Agreement continues in effect, unless the Agent and the Requisite Banks otherwise consent in writing, the Company shall not violate any of the following covenants and agreements:

                           (a)      Limitation on Indebtedness. The Company
shall not incur, create, assume, have outstanding, guaranty, or otherwise be or become directly or indirectly liable with respect to any indebtedness, or modify any existing indebtedness, if, as a result thereof, the Company would be in violation of any of the covenants set forth in this Credit Agreement. Further, the Company shall not, without the prior written consent of the Agent and the Requisite Banks, incur, create, assume, having outstanding, guaranty, or otherwise become directly or indirectly liable with respect to any mortgage warehouse indebtedness or other indebtedness. In the event the Agent and the Requisite Banks consent to the incurrence, creation or assumption of any additional mortgage warehouse indebtedness, the Company covenants to execute and deliver an Intercreditor Agreement in a form acceptable to the Agent and the Requisite Banks in their sole discretion within fifteen (15) days of the implementation of such additional mortgage warehouse indebtedness. Notwithstanding the foregoing, the Company shall be permitted to maintain (i) a gestation line of credit with Credit Suisse First Boston Mortgage Capital, LLC so long as the Intercreditor Agreement shall remain in full force and effect, and (ii) its commercial warehouse line of credit with Austin Bank of Chicago, provided, the Company, the Agent and Austin Bank of Chicago execute and deliver an intercreditor agreement in form acceptable to the Agent in its sole discretion.

                           (b)      Amendment of Corporate Documents. The
Company shall not cause or permit any amendment of its Articles of Incorporation or any material change in its Bylaws in effect as of the date hereof.

                           (c)      Redemption and Distributions. Except as
permitted under SECTION 7.2(l) hereof, Company shall not: (i) apply any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock; (ii) set apart any sum for the payment of or for any dividends on, or for the purchase, redemption, or other retirement of any shares of any class of its capital stock; or (iii) make any other distribution, by reduction of capital or otherwise, in respect of any shares of any class of its capital stock.

                           (d)      Mergers, Sales, Transfers or Other
Disposition of Assets. The Company shall not: (i) dissolve or otherwise dispose of all or any material portion of its assets, or acquire all or any material portion of the assets or outstanding capital stock of any other business entity;
(ii) sell, lease, or otherwise transfer or dispose of any material assets for less than the higher of book value or fair market value (except assets no longer usable in Company's business); (iii) consolidate with, acquire or merge into another corporation or other legal entity or permit one or more other such entities to consolidate with or merge into it; (iv) effect any material change in its capitalization; or (v) sell, lease, transfer, lend, or convey any of its material assets to an Affiliate.

                           (e)      VA Guaranties and FHA Insurance. The Company
shall not commit or suffer to be committed any act which would invalidate the guarantee of the VA or insurance by the FHA or cause any impairment to the validity of or priority of the mortgage lien which secures any of the Loans, pledged to the Agent for the ratable benefit of the Banks under the Security Agreement. In the event that any such guarantee or insurance should lapse or otherwise be invalidated, the Company shall immediately cause the Loan affected by such lapse or invalidation to be removed from Collateral, with either (i) substitution of such other property constituting Collateral hereunder of at least equal value, or (ii) payment of the Advance made by the Banks with respect to such Loan.

                           (f)      Maintenance of Qualifications. The Company
shall not commit or suffer to be committed any act which would adversely affect its eligibility to participate as an FHA approved mortgagee, as an approved lender under the VA guarantee program, as an approved seller-servicer by GNMA, as an approved seller-servicer of mortgage notes to Fannie Mae and to FHLMC in the FHLMC regions in which it operates or to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities.

                           (g)      Liens. The Company shall not create or
permit to exist, any mortgage, pledge, title retention, lien, lease purchase, or other encumbrance or security interest, with respect to any assets now owned or hereafter acquired by the Company except: (i) the Security Interests and the liens and security interests created under the Collateral Documents; (ii) materialmen's, mechanics', suppliers', tax, or warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment compensation, and other types of social security, or to secure the performance of other statutory obligations; (iv) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions, and other similar restrictions on the use of real property, and minor irregularities in titles thereto which do not materially impair their use in the operation of its business; (v) liens and security interests incurred or made in the purchase of property or equipment in the ordinary course of business; (vi) existing liens and security interests described in SCHEDULE 6.1 to this Credit Agreement; and
(vii) such other liens and security interests on the assets of the Company that do not constitute Collateral which are consented to in writing by the Agent and the Requisite Banks.

                           (h)      Guaranties. The Company shall not guaranty,
endorse, assume, become surety for, indemnify, or otherwise become or be responsible for the obligations of any Person except: (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business and (ii) obligations incurred in connection with the sale of Loans in the ordinary course of business of the Company.

                           (i)      Use of Funds. The Company shall not use any
funds provided by the Banks under this Credit Agreement, or by any Warehouse Advance, Swing Advance or Excess Advance for any purpose other than funding or purchasing Loans. The Company shall not use the proceeds of any Dry Advance, ALT A Advance, Wet Advance, Repurchase Advance, Jumbo Advance, Super Jumbo Advance, Alternative Lending Advance or Aged Loan/Extended Period Shipped Loan Advance for any purpose other than the purposes encompassed by the definition of those terms in ARTICLE 1 of this Credit Agreement. In addition to the foregoing, the Company shall not use any funds provided by the Banks under this Credit Agreement or by any Warehouse Advance for the purpose of making any Loan that would be subject to the provisions of the Home Ownership and Equity Protection Act of 1994 or other federal or state legislation relating to "high cost" mortgage lending.

                           (j)      Capital Expenditures. The Company shall not
make, or incur obligations for, any capital expenditures in any fiscal year, including, without limitation, capitalized lease obligations, in excess of Five Hundred Thousand Dollars ($500,000.00) for the Company determined on a non-cumulative basis.

                           (k)      Loans and Advances. Other than existing
loans to shareholders, the Company shall not, other than in the ordinary course of its business, make any loan or advance (in any form whatsoever) to any Person (including without limitation Affiliates) if such loan or advance would cause the aggregate amount of all such loans and advances to all such Persons to be in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), exclusive, however, of the amount of all reasonable salaries, benefits, and occupational expenses that have traditionally been borne by the Company.

                           (l)      Dividends, Redemption and Distributions. The
Company shall not: (i) declare or pay in any fiscal year cash dividends; (ii) declare or pay any dividends payable in its capital stock on any shares of any class of its capital stock; (iii) apply any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock;
(iv) set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, any shares of any class of its capital stock; or (v) make any other distribution, by reduction of capital or otherwise, in respect of any shares of any class its capital stock, if (a) an Event of Default or an Unmatured Event of Default has occurred and is continuing hereunder, or (b) such action would cause an Event of Default or an Unmatured Event of Default hereunder.

                  7.3 Reporting Requirements. So long as any portion of the Secured Obligations under this Credit Agreement, including the Notes, remains unpaid or this Credit Agreement remains in effect, unless the Requisite Banks otherwise consent in writing, the Company shall furnish to the Agent and the Banks the following reports:

                           (a)      Annual Reports. As soon as available, and in
any event within ninety (90) calendar days after the end of each fiscal year of the Company, the Company shall furnish to the Agent and the Banks (i) a complete annual audited financial statement with all notes thereto, on a consolidated basis with the Company, prepared in reasonable detail in accordance with generally accepted accounting principles consistently applied, and in detail reasonably satisfactory to the Agent, which shall contain at least a balance sheet, a statement of profit and loss and stockholder's equity, and a statement of cash flows, set forth in each case in comparative form with corresponding figures from the preceding fiscal year, and (ii) to the extent the same is prepared by the Company, the management letter prepared by the firm of independent certified public accountants in connection with the certification of the annual audited financial statements of the Company. Each annual audited financial statement of the Company shall be duly certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to the Agent. The certified report of such firm shall include a statement to the effect that the examination made in preparing and certifying such annual audited financial statement has not disclosed the existence of a condition or event at the end of the fiscal year which constitutes an Event of Default or Unmatured Event of Default hereunder, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination.

                           (b)      Quarterly Reports. As soon as available, and
in any event within forty-five (45) calendar days after the end of each fiscal quarter, the Company shall furnish to each of the Banks (i) financial statements for the preceding fiscal quarter, prepared on a basis consistent with prior periods and in accordance with generally accepted accounting principles, such quarterly financial statements shall contain at least a balance sheet of the Company as of the end of such quarter and a statement of profit and loss for such quarter and for the fiscal year to date, (ii) a duly executed Covenant Compliance Certificate, (with calculations attached), (iii) mortgage loan production numbers for the quarter and year-to-date, and (iv) a duly executed and completed pledged servicing report, which shall show the status of the Servicing Portfolio, including the delinquency status, all in such form and detail as the Agent shall reasonably request. Each quarterly financial statement shall be accompanied by a certificate of the chief financial officer of the Company dated as of such date and certifying that the quarterly financial statement so provided is correct and complete as of such date and fairly presents the results of operations for the periods then ended, and that there exists no Event of Default or Unmatured Event of Default hereunder and that all representations and warranties contained in this Credit Agreement and the Loan Documents are true and correct as if made again effective on the date of such certificate. The financial statements to be delivered to the Agent under this subsection shall be audited statements if the same have been obtained by the Company.

                           (c)      Mortgage Position Report. As soon as
available and in any event within fifteen (15) calendar days after the end of each month, or more frequently if requested by the Agent, a mortgage position report which details the Company's market and commitment positions relative to Loans in pipeline and closed Loans in inventory, such mortgage position report to be in form as is reasonably acceptable to the Agent.

                           (d)      Agency Audits. Promptly upon request of the
Agent, the Company shall furnish to the Agent a copy of the results of any field or desktop audit of the Company's business and/or records performed by GNMA, Fannie Mae, FHLMC or the Department of Housing and Urban Development or any state agency audit, together with a copy of all subsequent correspondence relating to such audit between the Company and such agency.

                           (e)      Updated List of Approved Investors. The
Company shall deliver or cause to be delivered to the Agent an updated list of all Approved Investors, immediately upon any change in the same, which list must include the (a) Approved Investor name, (b) contact person, (c) address, (d) phone number, and (e) and upon request by the Agent, the financial statements for such investor.

                           (f)      Servicing Portfolio Appraisal. As soon as
available every six (6) calendar months, and in any event by February 15 and August 15 of each year, the Company shall furnish to the

Agent, at the Company's sole cost and expense, an Appraisal of Pledged Servicing Rights calculated as of the prior November 30 or May 31, respectively. Notwithstanding the foregoing, the Requisite Banks or the Agent in their or its sole discretion reserve the right to require, at any time and from time to time but not more often than once every fiscal quarter, the Company to deliver or cause to be delivered to the Agent within sixty (60) days of such request, at the Company's sole expense, an Appraisal of Pledged Servicing Rights.

                           (g)      Other Reports and Information. The Company
shall deliver or cause to be delivered to the Agent and/or the Banks such information (not otherwise required to be furnished under this Credit Agreement or the other Loan Documents) respecting its business, affairs, assets, and liabilities, and such statements, lists of property and accounts, reports, opinions, certifications, and documents as the Agent may from time to time reasonably request.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

                  8.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" hereunder immediately upon the expiration of any grace or cure period which is specifically set forth herein as being applicable with respect to such event:

                           (a)      Default under any other Loan Documents. The
occurrence of an Event of Default under and as defined in this Credit Agreement or any other of the Loan Documents.

                           (b)      Payments. The Company shall fail to make any
payment of principal, interest, fees, or other amounts with respect to the obligations or liabilities of the Company to a Bank, whether under this Credit Agreement or any of the other Loan Documents, including without limitation the obligations set forth in the Notes, or otherwise, on or before the date such payment is due, and such failure shall continue for a period of ten (10) calendar days.

                           (c)      Covenant Defaults. The Company shall fail to
perform or observe any covenant, agreement, or provision contained in this Credit Agreement or the other Loan Documents by it to be performed or observed, including without limitation the covenants set forth in ARTICLE 7 of this Credit Agreement and such failure with respect thereto shall continue for a period of thirty (30) calendar days, except for the covenants contained in ARTICLE 5 and SECTIONS 7.l(a), (b), (c), (e), (f), (g), (i), (k), (o), (q), (r) and (s) and
SECTION 7.2 of this Credit Agreement, for which there shall be no grace period except as specified in SECTION 8.L(B) hereof, or the occurrence of any other event of default (other than those described above under any of the other Loan Documents).

                           (d)      Representations and Warranties. Any
representation or warranty made or deemed made by the Company herein or in any other Loan Document, including without limitation the representations and warranties set forth in ARTICLE 6 of this Credit Agreement, or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Company to the Agent or any Bank, whether furnished prior to, contemporaneously with, or subsequent to the execution of this Credit Agreement, is untrue or is breached in any material respect.

                           (e)      Default on Indebtedness. Any creditor or any
representative of any creditor of the Company declares, or is or becomes entitled to declare, any indebtedness of the Company which exceeds Fifty Thousand Dollars ($50,000.00), to be due and payable prior to its expressed maturity by reason of any default by the Company in the performance or observance of any obligation or condition, or any such indebtedness becomes due by its terms and is not promptly paid or extended.

                           (f)      Insolvency. Either United or Portland
becomes insolvent or generally does not pay, or admits in writing its inability to pay its debts as they become due, or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of United or Portland or its property; or in the absence of such application, consent, or acquiescence, a trustee or receiver is appointed for United or Portland or for a substantial part of its property and is not discharged within forty-five (45) calendar days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law is instituted by or against United or Portland and, if instituted against United or Portland, is consented to or acquiesced in by United or Portland, or remains for thirty (30) calendar days undismissed.

                           (g)      Dissolution or Liquidation. Any dissolution
or liquidation proceeding is instituted by or against United or Portland and, if instituted against United or Portland, is consented to or acquiesced in by United or Portland, or remains for thirty (30) calendar days undismissed.

                           (h)      Termination or Suspension of Business. The
transaction of the usual business of United or Portland is terminated or suspended.

                           (i)      Judgments. The entry of a single uninsured
money judgment or judgments against the Company which, either singularly or in the aggregate, are in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), unless such judgment or judgments shall be satisfied, discharged, or stayed within thirty (30) calendar days after the entry thereof, and if stayed, within ten (10) calendar days after the expiration or lapse of any such stay.

                           (j)      Material Adverse Change. The occurrence of
any Material Adverse Change on United or Portland.

                           (k)      ERISA. The occurrence of any Reportable
Event (as defined in ERISA) or any other fact or circumstance which constitutes grounds for the termination of any Plan, as defined in SECTION 6.12 hereof, of the Company by the Pension Benefit Guaranty Corporation or any successor thereto or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing for thirty (30) calendar days; or any Plan of the Company shall be terminated within the meaning of ERISA; or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Company; or the Pension Benefit Guaranty Corporation or any successor thereto shall institute proceedings to terminate any Plan of the Company or to appoint a trustee to administer any such Plan; and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds ten percent (10%) of the stockholders' equity of the Company, and such liability is not covered by insurance.

                  8.2 Remedies Not Exclusive. The rights and remedies provided in this Credit Agreement, the Notes, the Collateral Documents and all other Loan Documents are cumulative, may be exercised in such sequence or combination as the Requisite Banks (or all of the Banks if the context so requires pursuant to SECTION 9.20 hereof) may elect, and are not exclusive of any rights or remedies otherwise provided by law.

                  8.3 Remedies Upon Event of Default. If an Event of Default shall have occurred (after giving affect to all applicable notice and care provisions), then the Agent at its sole option, in addition to any other rights and remedies which it may have under this Credit Agreement, any other Loan Document, at law or otherwise, may, subject to the provisions of SECTION
9.20 hereof, and at the direction of the Requisite Banks, shall (provided, however, that if any Event of Default specified in SECTIONS 8.1(a), 8.1(f) or 8.1(g) hereof shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith and the Banks' obligations to make Advances hereunder shall immediately terminate, without any further action by the Agent or any Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which the Company hereby expressly waives):

                           (a)      Acceleration. Declare the unpaid balance of
the Notes, including principal, interest, and any fees or other obligations, or any part thereof, to be immediately due and payable, without demand, presentment, or further notice of any kind, the same being hereby expressly waived by the Company, whereupon it shall be due and payable.

                           (b)      Advances; Termination. Refuse to make any
further Advances or readvances under any of the Notes, and terminate the Warehouse Line Commitments under this Credit Agreement and the other Loan Documents.

                           (c)      Judgment. Reduce any claim to judgment.

                           (d)      Offset. Exercise the rights of offset and/or
banker's lien against the interests of the Company in and to every property of the Company (other than escrow deposits or custodial trust accounts managed by the Company) which is in the possession of a Bank to the extent of the full amount of the Company's obligations to such Bank.

                           (e)      Foreclosure/Repurchase. Exercise all those
rights and remedies allowed to secured parties by all applicable laws, including without limitation the Kentucky Uniform Commercial Code and the uniform commercial code as enacted in any other jurisdiction in which the Collateral or any portion thereof may be located.

                           (f)      Possession. Enter upon the premises of the
Company and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

                           (g)      Collection of Accounts. Collect and receive
all accounts, rents, income, revenue, earnings, issues, and profits arising from the Collateral or any part thereof.

                           (h)      Exercise of Rights. Exercise any and all
other rights afforded by any applicable laws or by this Credit Agreement and the other Loan Documents at law, in equity, or otherwise, including, but not limited to, the rights to bring suits or other proceedings before any tribunal of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to the Agent or a Bank in this Credit Agreement or any other Loan Document.

                  8.4 Performance by the Banks. Should the Company fail to observe or perform any covenant, duty, or promise by it to be observed or performed under the terms of this Credit Agreement or the other Loan Documents, the Agent and the Banks may, in their discretion and without any obligation to do so, perform or attempt to perform, such covenant, duty, or promise on behalf of the Company, and, in the event the Agent or a Bank should do so, the Company shall immediately upon demand reimburse the Agent and such Bank for all its expenses, disbursements, fees, and costs incurred in connection therewith, with interest thereon at the rate specified in the Notes. Neither the Agent nor any of the Banks assume, or shall ever have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or promise of the Company hereunder.

                  8.5 Attorneys; Accountants; Other Third Parties. In the exercise of their rights under this Credit Agreement, the Notes, or the other Loan Documents, the Agent and the Banks may retain, consult with, and otherwise utilize the services of counsel, accountants and other third parties. Whenever attorneys, accountants or other third parties are used by the Agent or a Bank in the exercise of any of its remedies under this Credit Agreement, the Notes, or the other Loan Documents, or otherwise, including collection or enforcement of this Credit Agreement, the Notes, or the other Loan Documents, or to enforce, defend, declare, or adjudicate any of the Agent's or a Bank's rights under any of such instruments and documents or in any of the Collateral, whether by suit, negotiation, or otherwise, such reasonable attorneys', accountants' and other third parties' fees as are incurred by the Agent or a Bank in connection therewith shall be payable by the Company to the fullest extent allowed by law provided that an Event of Default has occurred hereunder or it is otherwise determined that the Company is liable to the Agent or a Bank hereunder or under the other Loan Documents.

                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1 Expenses. As agreed upon by the Company under a separate letter, United and Portland jointly and severally agree to reimburse the Agent, upon demand, for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses), incurred in connection with the preparation, review, and amendment of this Credit Agreement, and, if an Event of Default has occurred hereunder or if it is otherwise determined that the Company is liable to the Agent or a Bank, United and Portland jointly and severally agree to promptly reimburse the Agent or any Bank, upon demand, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses), incurred in enforcing or attempting to enforce the obligations of the Company hereunder and under the Notes and the other Loan Documents, which obligations shall survive any termination of this Credit Agreement.

                  9.2 Non-Liability of Banks. The relationship between the Company and the Banks is, and shall at all times remain, solely that of debtor and creditor, and the Banks neither undertake nor assume any responsibility or duty to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any aspect or phase of the Company's businesses, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to all such matters, and any review of, inspection of, supervision of, exercise of judgment on, or supply of information to, the Company by the Agent or a Bank in connection with any such matter is for the protection and benefit of the Banks, and neither the Company nor any third party is entitled to rely thereon.

                  9.3 Waivers, etc. No failure to exercise and no delay in exercising, on the part of the Banks or the Agent or any holder of the Notes, of any power or right hereunder or under the Notes or the other Loan Documents and no course of dealing between the Company and the Agent or a Bank or the holder of the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                  9.4 Amendments. Except as set forth in SECTION 9.20 hereof, no amendment, modification, or supplement to this Credit Agreement, the Notes, or the other Loan Documents, or to any other document or instrument executed or issued by any of the parties hereto in connection with the transactions contemplated herein, shall be binding unless executed in writing by all parties hereto; and this provision of this Credit Agreement shall not be subject to waiver by any party and shall be strictly enforced.

                  9.5 Taxes. The Company agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes (otherwise than by a change in taxation of a Bank's overall net income) which may be payable with respect to the execution or delivery of this Credit Agreement, the Notes, and the other Loan Documents, which obligation of the Company shall survive the termination of this Credit Agreement.

                  9.6 Governing Law. This Credit Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Kentucky, without giving effect to the conflict of laws principles thereof. Any suit, action, or proceeding against the Company with respect to this Credit Agreement, the Notes, the other Loan Documents or the Collateral or any part thereof, may be brought in the courts of the Commonwealth of Kentucky, or in the United States District Court for the Western District of Kentucky, as the Requisite Banks in their sole discretion may elect, and the Company hereby consents to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Any suit, action, or proceeding brought by the Company against the Agent or a Bank with respect to this Credit Agreement, the Notes, the other Loan Documents or the Collateral or any part thereof, shall be brought in any of such courts; provided, however, that the Agent and the Banks do not waive their right to petition for removal of any action brought in the courts of the Commonwealth of Kentucky to a United States District Court should it elect to do so. The Company hereby irrevocably waives any and all objections to the jurisdiction of said courts, including without limitation lack of personal jurisdiction, lack of venue, and forum non conveniens. Service of any writ, process, summons, or complaint upon the Company may be made by mail upon it at the address stated in this Credit Agreement, upon any registered agent for service of process, or upon the Kentucky Secretary of State, or by any other method provided by law. Service by any such method shall be conclusively deemed to be legally sufficient in all respects, and the Company hereby irrevocably waives any objection to the service or sufficiency of service of any writ, process, summons, or complaint which is served in accordance with the foregoing.

                  9.7 Section Titles; Table of Contents. The section titles and the table of contents contained in this Credit Agreement are inserted for convenience only and shall not govern the interpretation of any of the provisions of this Credit Agreement.

                  9.8 Reliance by the Banks. All covenants, agreements, representations, and warranties made herein by the Company shall, notwithstanding any investigation by the Banks, be deemed to be material to the Banks and to have been relied upon by the Banks and shall survive the execution and delivery of this Credit Agreement.

                  9.9 Severability. The provisions of this Credit Agreement are severable. If any provision hereof shall be held invalid or unenforceable in whole or in part by a court of competent jurisdiction, the remainder of this Credit Agreement shall not thereby fail or be rendered void or unenforceable, but shall continue in full force and effect, with only the invalid or unenforceable provision rendered a nullity and severed from this Credit Agreement.

                  9.10 Survival of Representations and Warranties. All representations and warranties made by the Company in this Credit Agreement shall survive the execution hereof, the delivery of the Notes and the making of all Advances, and the Banks and the Agent shall be entitled to rely on such representations and warranties at all times.

                  9.11 Termination. This Credit Agreement shall terminate on the Termination Date, at which time the Warehouse Notes and Swing Notes shall be immediately due and payable and no further Advances can be made hereunder and all Notes then outstanding shall be immediately due and payable; provided, however, the obligations of the Company set forth in SECTIONS 8.5, 9.1, 9.10,
10.5 and 10.7 hereof shall expressly survive the termination of this Credit Agreement.

                  9.12 Counterparts; Effectiveness. This Credit Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Credit Agreement shall become effective upon the receipt by the Agent of (a) a counterpart hereof duly executed by the Company, the Banks and the Agent, and (b) a counterpart of each of the other Loan Documents duly executed by each of the parties thereto.

                  9.13 Entire Agreement. This Credit Agreement, the Notes, the other Loan Documents and all other documents related to any of the foregoing or otherwise contemplated hereunder embody the final and entire agreement between the parties hereto relating to the subject matter hereof and thereof and supersede any and all prior commitments, arrangements, representations, understandings and agreements and any and all oral agreements between the parties relating to the subject matter hereof. There are no unwritten, oral agreements between the parties.

                  9.14 Exhibits and Schedules. The Exhibits and Schedules to this Credit Agreement are a part hereof, and are hereby incorporated by reference as if fully set out where first mentioned herein.

                  9.15 Indemnity. United and Portland shall jointly and severally indemnify and hold harmless the Banks and the Agent, and their respective successors, assigns, agents and employees, from and against any and all claims, actions, suits, proceedings, costs, expenses, damages, fines, penalties and liabilities, including, without limitation, reasonable attorneys' fees and costs, arising out of, connected with or resulting from (a) this Credit Agreement or any of the other Loan Documents, (b) the operation of the business of the Company, (c) the Agent's and/or any Bank's preservation or attempted preservation of the Collateral, or (d) any failure of the Liens granted to the Agent in its capacity as agent for the Banks in the Collateral to be or to remain perfected or to have the priority as contemplated herein and in the Collateral Documents; provided, United and Portland shall have no obligation to indemnify the Agent or any Bank for any loss caused in whole or in part by such Agent's or such Bank's gross negligence or willful misconduct. At the Agent's and/or each Bank's request, the Company shall, at its own cost and expense, defend or cause to be defended any and all such actions or suits that may be brought against such Agent or Bank as a result of this Credit Agreement or any of the other Loan Documents, unless the claim arose due to gross negligence or willful misconduct on the part of such Agent or Bank and, in any event, shall satisfy, pay and discharge any and all judgments, awards, penalties, costs and fines that may be recovered against the applicable Agent or Bank in any such action, plus all reasonable attorneys' fees and costs related thereto to the extent permitted by applicable law; provided, however, that each Bank shall give the Company, to the extent such Agent or Bank seeks indemnification from the Company under this SECTION 9.15, written notice of any such claim, demand or suit as soon as practicable after the applicable Bank has received written notice thereof, and the applicable Agent or Bank shall not settle any such claim, demand or suit, if such Agent or Bank seeks indemnification therefor from the Company, without first giving notice to Company of such Agent or Bank's desire to settle and obtaining the consent of Company to the same, which consent Company hereby agrees not to unreasonably withhold or delay.

                  9.16 Role of the Banks. Notwithstanding any of the terms or conditions hereof or of the other Loan Documents to the contrary, the Banks shall not have, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Company. Any term or condition hereof, or of any of the other Loan Documents, permitting the Banks to take or refrain from taking any action with respect to the Company or the Collateral shall be deemed solely to permit the Banks to audit and review the management, operation and conduct of the business and affairs of the Company and to maintain and preserve the security given by the Company to the Agent, in its capacity as agent for the Banks, for the Secured Obligations, and may not be relied upon by any other Person. Further, the Banks shall not have, have not assumed, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Company, and no term or condition hereof, or of any of the other Loan Documents, shall be construed otherwise.

                  9.17 Notices. All notices required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by telecopier, by express courier service or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other written notice):

            If to United, Portland or the Company: At the telecopy number or address specified below the
                                                   signature thereof

                 If to National City or the Agent: At the telecopy number or address specified below the
                                                   signature of National City
                                                   or the Agent

                                                   cc: Jeffrey A. Hamilton, Esq.
                                                       Reed Weitkamp Schell &
                                                       Vice PLLC
                                                       500 West Jefferson Street
                                                       Suite 2400
                                                       Louisville, KY  40202
                                                       Ph:  (502) 657-1302
                                                       Fax: (502) 562-2200

                 If to any of the other Banks:     At the telecopy number or
                                                   address specified below the
                                                   signature of the applicable
                                                   Bank(s).

         All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one (1) Business Day after delivery to an express courier service, (c) three (3) Business Days after having been deposited in the United States mails, or (d) the Business Day on which a facsimile was sent and confirmed, in accordance with the foregoing. Any notice of an Event of Default to the Company shall be sent by personal delivery or by Federal Express or other express courier service in accordance with this SECTION 9.17.

                  9.18 Ratable Sharing. Except as otherwise specifically set forth in this Credit Agreement, including without limitation, in ARTICLE 2 hereof and this SECTION 9.18, each Bank agrees with each other Bank that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Warehouse Advances or fees relating thereto including, without limitation, all amounts received by such Bank pursuant to the exercise of the right of set-off pursuant to this Credit Agreement, equitable adjustment will be made so that all such amounts will be shared among the Banks proportionately to their respective Pro Rata Shares whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Secured Obligations owed by the Company to the Banks hereunder and under the Notes, and
(ii) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to amounts owed by the Company hereunder, that Bank shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with (a) all amounts outstanding at such time owed by the Company to it hereunder, and (b) all amounts otherwise owed by the Company to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Warehouse Advances made by that Bank or any other amount payable hereunder (collectively, the "Aggregate Amount Due" to such Bank), which is greater than the proportion received by any other Bank in respect of the Aggregate Amount Due to such other Bank, then the Bank receiving such proportionately greater payment shall (y) notify each other Bank and the Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amount Due to the other Banks so that all recoveries of Aggregate Amount Due shall be shared by the Banks in proportion to their respective Pro Rata Shares; provided that if all of part of such proportionately greater payment received by such purchasing Bank is thereafter recovered from such Bank, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Bank to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangements and agrees that any participant in respect of any Advance may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that participant as fully as if that participant were a Bank in the amount of such participation held by that participant. Notwithstanding anything contained herein to the contrary, immediately upon the occurrence of an Event of Default, acceleration of the Secured Obligations and/or termination, the Banks hereby absolutely and unconditionally agree to purchase or sell, as applicable, such participation in the Warehouse Advances, Swing Advances and Excess Advances outstanding as shall be required to assure that each Bank holds its Warehouse Commitment Pro Rata Share of all such Advances.

                  9.19 Assignment. This Credit Agreement may not be assigned by the Company. All rights of the Banks hereunder shall inure to the benefit of their respective successors and assigns, and all obligations, covenants and agreements of the Company shall bind its successors and assigns, if any.

                  9.20 Consent of Banks. Any amendment or modification of this Credit Agreement or any other Loan Document, or waiver of any term, provision or requirement hereof or thereof, shall require the affirmative written consent of the Agent and the Requisite Banks; provided, notwithstanding anything herein to the contrary, the following shall require the affirmative written consent of the Agent and all of the Banks: (i) except as permitted under the terms of the Security Agreement, the release of any part of the Collateral from the liens respectively created by the Loan Documents, (ii) the termination, cancellation or release of any Loan Documents, (iii) the decrease in the interest rate(s) borne by the Advances, other than decreases in the interest rate(s) borne by the Advances by virtue of any decreases or changes in the LIBOR as expressly contemplated herein, (iv) any reduction in the amount of the installments of principal due under this Credit Agreement or the Notes or in the aggregate principal amount of principal due thereunder, (v) any extension of the Termination Date or the due dates of any installments of principal of and/or accrued interest on the Notes, (vi) any change in the definition of the term Requisite Banks or any of the various advance sublimits, (vii) any change in the amount or the calculation of the Usage Fees or Non-Usage Fee, (viii) any change in the computation of (including any change in the definition of any term used in) the Warehouse Borrowing Base, or (ix) any amendment to SECTIONS 2.7, 2.16,
9.15 AND 9.18 hereof or this SECTION 9.20 or any other section of this Credit Agreement that expressly requires the consent of all of the Banks. In addition to the foregoing, and notwithstanding anything in this Credit Agreement to the contrary, no amendment, modification or waiver shall increase a Bank's Warehouse Line Commitment without the prior written consent of the Company, the Agent and such Bank; provided, however, the consent of the other Banks shall not be required to implement an increase to the Total Warehouse Line Commitment whether such increase shall be on a temporary or permanent basis.

                                   ARTICLE 10

                                    THE AGENT

                  10.1 Appointment. Each Bank hereby irrevocably designates, appoints and authorizes National City to act as Agent for such Bank under this Credit Agreement, to act as collateral agent for such Bank under all Loan Documents and all Uniform Commercial Code Financing Statements filed pursuant thereto and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to act as the Agent under and in accordance with the provisions of the Security Agreement. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on behalf of such Bank and such holder under the provisions of this Credit Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City agrees to act as the Agent on behalf of the Banks to the extent provided in this Credit Agreement, and National City expressly acknowledges and agrees that it is holding the other Loan Documents for the benefit of the Banks to secure the payment and performance of the Notes and the other obligations of the Company under the Loan Documents.

                  10.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees and, subject to SECTIONS 10.5, 10.6 AND 10.7 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                  10.3 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Credit Agreement or shall otherwise exist. National City agrees that it shall administer its responsibilities and duties as Agent hereunder and under the other Loan Documents with at least the same degree of care that it customarily employs in the administration of similar credit facilities for its own account. The duties of the Agent shall be mechanical and administrative in nature and shall include the duty to provide to each Bank an executed original of such Bank's Note and an executed original of this Credit Agreement and a copy of the other Loan Documents; the Agent shall not have by reason of this Credit Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein. The Agent shall provide the Banks copies of all notices and documents received by it in its capacity as Agent hereunder or under any of the other Loan Documents except as otherwise specifically provided herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Company in connection with this Credit Agreement and the making and continuance of the Warehouse Advances hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

                  10.4 Actions in Discretion of the Agent; Instructions from the Banks. The Agent agrees, upon the written request of the Requisite Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to legal liability or which is contrary to this Credit Agreement or any other Loan Documents or applicable law. In the absence of a request by the Requisite Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Credit Agreement specifically requires the consent of the Requisite Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to
SECTION 10.6 hereof. Subject to the provisions of SECTION 10.6 hereof, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Banks or all of the Banks, as applicable, or in the absence of such instructions, in the absolute discretion of the Agent.

                  10.5 Reimbursement and Indemnification of the Agent by the Company. United and Portland jointly and severally and unconditionally agree to pay or reimburse the Agent and save the Agent harmless against (i) liability for the payment of all reasonable and necessary out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel and consultants, incurred by the Agent (a) in connection with the development, negotiation, preparation, printing, execution, interpretation and performance of this Credit Agreement and the other Loan Documents, subject to the provisions of SECTIONS 9.1 and 10.7 hereof, (b) relating to any Company requested amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Credit Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Credit Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure/repurchase, collection or bankruptcy proceedings, and (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder; provided that United and Portland shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's or the Bank's gross negligence or willful misconduct, or (b) if the Company was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (c) if the same results from a compromise or settlement agreement entered into without the consent of the Company which consent shall not be unreasonably withheld.

                  10.6 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees, agents or affiliates shall (i) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any other Loan Documents, including without limitation, the provision of any notice or copies of documents to the Banks, unless caused by its or their own gross negligence or willful misconduct,
(ii) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Credit Agreement or any other Loan Document or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Credit Agreement or any other Loan Document, or
(iii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of any Event of Default or default under the Loan Documents. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or affiliates shall be liable to the Company or any other Person for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation or administration of the Loan Documents or the collection of the Warehouse Advances, except for those caused by or resulting from the gross negligence or willful misconduct thereof.

                  10.7 Reimbursement and Indemnification of the Agent by the Banks. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) in proportion to its Pro Rata Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Credit Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder, provided that no such reimbursement shall be required with respect to expenses incurred by the Agent during the time period through the date hereof and no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same relates to or arises out of the Agent's gross negligence or willful misconduct.

                  10.8 Reliance by the Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, facsimile, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to is satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any default under the Loan Documents or Event of Default unless the Agent has received written notice from a Bank or the Company referring to this Credit Agreement, specifically describing such default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice of an occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Banks. If an Event of Default shall occur, the Agent shall take such actions as shall be reasonably directed by the Requisite Banks or all of the Banks, as applicable. Unless and until the Agent shall have received such instructions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action, as it shall deem advisable in the best interests of the Banks.

                  10.10 The Banks in Their Individual Capacities. With respect to its Warehouse Line Commitment and the Warehouse Advances made by it, the entity which is the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the entity which is the Agent in its individual capacity. National City and its affiliates and each of the Banks and their respective affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company and its Affiliates, in the case of the entity which is the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

                  10.11 Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  10.12 Successor Agent. The Agent (i) may resign as Agent with the consent of the Company, such consent not to be unreasonably withheld, or (ii) shall resign if such resignation is requested by the Requisite Banks, in either case (i) or (ii) by giving not less than ninety (90) calendar days prior written notice to the Company and the Banks. If the Agent shall resign under this Credit Agreement, then either (a) the Requisite Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of such successor agent by the Company, such consent not to be unreasonably withheld, or
(b) if a successor agent shall not be so appointed and approved within the ninety (90) calendar day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Company, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Requisite Banks appoint, and the Company consents, which consent shall not be unreasonably withheld, to the appointment of, a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement. After the resignation of any Agent hereunder, the provisions of this ARTICLE 10 shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Credit Agreement. Notwithstanding anything contained herein to the contrary, during the occurrence and continuance of an Event of Default hereunder, all actions may be taken under this SECTION
10.12 without the necessity of obtaining the consent of the Company.

                  10.13 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Warehouse Advances or the fees or other amounts due to the Banks under this Credit Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Company and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error. In no event, however, shall the Company be required to pay more than the amount of error itself.

                  10.14 Beneficiaries. Except as set forth in SECTIONS 10.5 AND 10.12 hereof, the provisions of this ARTICLE 10 are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any other Person.

                  10.15 Amendment and Restatement. This Credit Agreement is an amendment and restatement of that certain Warehousing Credit Agreement dated as of March 16, 2001, as amended from time to time, among the Company, the Agent and the lenders party thereto.

                  10.16 Joint and Several Liability of United and Portland. Each of United and Portland (each an "obligor) shall be liable for all amounts due to the Agent and to the Banks under this Credit Agreement and under each of the other Loan Documents, regardless of which of United or Portland actually receives the Advances or other extensions of credit hereunder or the manner in which the Agent or the Banks account for such Advances on their books and records. The Secured Obligations shall be primary obligations of each of United and Portland hereunder and under each of the other Loan Documents. The Secured Obligations arising as a result of the joint and several liability of United and Portland hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Secured Obligations of the other obligor or of any promissory note or other document evidencing all or any part of the Secured Obligations of the other obligor, (ii) the absence of any attempt to collect the Secured Obligations from the other obligor, any other guarantor or any other security therefore, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or the Banks with respect to any provision of any instrument evidencing the Secured Obligations of the other obligor, or any part thereof, or any other agreement now or hereafter executed by the other obligor and delivered to the Agent and/or the Banks, (iv) the failure by the Agent and the Banks to take any steps to perfect and maintain their security interests in, or to preserve their rights to, any security or collateral for the Secured Obligations of the other obligor, (v) the Agent's or the Banks' election, in any preceding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interests by the other obligor, as debtor-n-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's or Banks' claim(s) for the repayment of the Secured Obligations of the other obligor under
Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of any guarantor or of the other obligor. With respect to the Secured Obligations arising as a result of the joint and several liability of United and Portland, each of United and Portland waives, until the Secured Obligations have been paid in full and the Credit Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and the Banks now have or may have hereafter against either obligor, any endorser or any guarantor of all or any part of the Secured Obligations, in any benefit of, in any right to participate in, any security or collateral given to the Agent or to the Banks to secure payment of the Secured Obligations or any other liability of United or Portland to the Agent and the Banks. Upon any Event of Default, the Agent and the Banks may proceed directly and at once, without notice, against either or both of United or Portland to collect and recover the full amount, or any portion of the Secured Obligations, without first proceeding against the other obligor or any other Person, or against any security or collateral for the Secured Obligations. Each of United and Portland consents and agrees that the Agent and the Banks shall be under no obligation to marshaling any assets in favor of either or both of United or Portland or against or in payment of any or all of the Secured Obligations.

                                   ARTICLE 11

           ADDITIONAL BANKS; INCREASES IN WAREHOUSE LINE COMMITMENTS;
                         ASSIGNMENTS AND PARTICIPATIONS

                  11.1 Additional Banks; Increases in Warehouse Line Commitment. The Agent may with the consent of the Company (provided, however, such consent shall not be required during the occurrence and continuance of any Event of Default) at any time propose that one or more commercial banks each of which is organized under the laws of the United States or any state thereof or organized under the laws of any other country, or a political subdivision thereof (provided that such foreign bank is acting through a branch or agency located in the United States, or is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country), is regularly engaged in the business of mortgage warehouse lending, and has capital and surplus of at least Three Hundred Million Dollars ($300,000,000.00)(each, an "Applicant Financial Institution") become an additional Bank hereunder. At such time, the Company or the Agent, as applicable, shall notify the other parties hereto of the identity of such Applicant Financial Institution and such Applicant Financial Institution's proposed Warehouse Line Commitment (which must not be less than Five Million Dollars ($5,000,000.00) and which must be a multiple of Five Million Dollars ($5,000,000.00)); provided, however, notwithstanding anything contained herein to the contrary, without the prior written consent of the Agent and the Requisite Banks, the Total Warehouse Line Commitment shall never exceed One Hundred Fifty Million Dollars ($150,000,000.00). The Agent and the Company shall mutually agree on the effective date on which such Applicant Financial Institution shall become a party hereto and a Bank hereunder (the "Adjustment Date"). On such Adjustment Date: (i) the Agent shall deliver to the Company and each of the Banks a Commitment Schedule and Allocation Notice in the form attached hereto as EXHIBIT H and made a part hereof by this reference to be effective from such Adjustment Date; (ii) such Applicant Financial Institution shall pay to the Agent, no later than 12:00 noon Prevailing Time, an amount equal to such Applicant Financial Institution's Pro Rata Share of the Aggregate Outstanding Warehouse Balance and the Aggregate Outstanding Excess Balance to be funded on such Adjustment Date, as applicable, whereupon, the Agent shall thereupon remit to the Banks their respective shares of such funds, as applicable, and following such Adjustment Date, fees and interest accrued on Loans to but not including such Adjustment Date shall be payable to the Banks in accordance with their respective Pro Rata Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule and Allocation Notice provided by the Company on such Adjustment Date;
(iii) the Agent, the Company and such Applicant Financial

Institution shall execute and deliver an agreement in the form attached hereto as EXHIBIT G and made a part hereof by this reference (an "Additional Lender Agreement"), which agreement shall constitute an amendment to this Credit Agreement to the extent necessary to reflect the inclusion of such Applicant Financial Institution as a Bank hereunder, and if in connection with the inclusion of such Applicant Financial Institution as a Bank hereunder, the Total Warehouse Line Commitment will be increased, the parties hereto will execute any additional amendments to the Loan Documents as the Agent reasonably requests to reflect such increase; (iv) the Company shall execute and deliver a new Warehouse Note, as applicable, to such Applicant Financial Institution; (v) subject to the requirements described above, such Applicant Financial Institution shall become a party hereto and a Bank hereunder and shall be entitled to all rights, benefits and privileges accorded a Bank hereunder and under the other Loan Documents and shall be subject to all obligations of a Bank hereunder and under the other Loan Documents; and (vi) the Applicant Financial Institution shall pay to the Agent a registration fee in an amount determined by the Agent in its sole discretion covering the admission of the Applicant Financial Institution into this Credit Agreement. Notwithstanding anything contained herein to the contrary, the Company may, with the prior written consent of the Agent and the Requisite Banks, reduce the Total Warehouse Line Commitment in multiples of Five Million Dollars ($5,000,000.00); provided, however, any such reduction (y) shall not reduce the Agent's Warehouse Pro Rate Share to less than twenty-two percent (22%), and (z) any such reduction shall be prorated as to the Banks, except reductions which occur during the annual renewal period which shall only require the consent of the Company and the Agent. Furthermore, the Company may, with the prior written consent of the Agent, remove any financial institution as a Bank hereunder with or without cause. In addition to the foregoing and notwithstanding anything contained herein to the contrary, the Agent and the Company may in their joint discretion implement an increase in the Total Warehouse Line Commitment, on either a temporary or permanent basis, by increasing any particular Bank's respective Warehouse Line Commitment; provided: (i) no Bank's Warehouse Line Commitment may be increased without such Bank's prior written consent, (ii) any such increase must not be less than Five Million Dollars ($5,000,000.00) and must be a multiple of Five Million Dollars ($5,000,000.00); (iii) the Total Warehouse Line Commitment shall never exceed One Hundred Fifty Million Dollars ($150,000,000.00) without the prior written consent of the Agent and the Requisite Banks; and (iv) the Agent, the Company and the respective Bank whose Warehouse Line Commitment is increasing (the "Increased Bank") shall mutually agree on the Adjustment Date for such increase and on such Adjustment Date [a] the Agent shall deliver to the Company and each Bank a Commitment Schedule and Allocation Notice to be effective from such Adjustment Date, [b] the Agent, the Company and the Increased Bank shall execute and deliver to the other Banks an amendment document implementing such increase, and [c] the Company shall execute and deliver a new Warehouse Promissory Note to such Increased Bank reflecting such increase.

                  11.2 Assignments and Participations. Any Bank may, with the prior written consent of the Agent and Company, which consent shall not unreasonably be withheld, assign all or any portion of its interests, rights and obligations under this Agreement (including all or a portion of its Warehouse Line Commitment, Loans, or its Warehouse Note) to one or more banks or other financial institutions having experience as a co-bank in credit facilities similar to the Agreement (each an "Assignee"), provided, however, (a) no such consent by the Agent and Company shall be required in the case of any assignment to another Bank or any Affiliate of such Bank or another Bank; (b) no such consent by Agent and Company shall be required in the case of an assignment while an Event of Default exists and is continuing; and (c) any partial assignment shall be in an amount at least equal to $5,000,000.00 and integral multiples of $500,000.00 in excess thereof, and (c) each such assignment shall be effected by means of an assignment agreement reasonably acceptable to Agent, the assigning Bank and the Assignee (an "Assignment and Acceptance Agreement"). From and after the effective date specified in the Assignment and Acceptance Agreement approved by the Agent, the Assignee thereunder shall be a party hereto and have the rights and obligations of the assigning Bank hereunder, the assigning Bank shall be relieved from its obligations hereunder to a corresponding extent, this Credit Agreement shall be amended to reflect such assignment, and the Agent and the Company shall make appropriate arrangements so that a new Note is issued to the Assignee and such assigning Bank, as appropriate. In connection with any such assignment, the assigning Bank shall pay to the Agent an administration fee for processing such assignment in the amount of $2,500.00. Each Bank may, at no additional cost to the Company, grant participations in all or any part of the outstanding principal balance of its Warehouse Note and its Warehouse Line Commitment to one or more Persons provided that (i) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Warehouse Advances or the Warehouse Notes under the blue sky law of any state; (ii) the holder of any such participation shall not be entitled to require such Bank to take or omit to take any action hereunder; and (iii) any Person to whom such disposition has been made shall not be considered a "Bank" for purposes of this Credit Agreement. No Bank shall, as between the Company and that Bank, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the outstanding principal balance of its Warehouse Note or its Warehouse Line Commitment of or other obligations owed to such Bank. Notwithstanding anything contained here and to the contrary, any Bank may at any time pledge or assign all or any portion of such Bank's rights under this Credit Agreement and the other Loan Documents to a Federal Reserve Bank.

                                   ARTICLE 12

                              WAIVER OF JURY TRIAL

         THE COMPANY, THE BANKS AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, THE BANKS AND THE AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE COMPANY, THE BANKS AND THE AGENT HAVE ALREADY RELIED ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHERS. THE COMPANY, THE BANKS AND THE AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS CREDIT AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

                                            UNITED FINANCIAL MORTGAGE CORP.

                                    By: /s/ Steve Khoshabe
                                        ----------------------------------------

                                    Title: President

                                    Address: United Financial Mortgage Corp.
                                             815 Commerce Drive, Suite 100
                                             Oak Brook, Illinois 60523
                                             Attn: Steve Khoshabe
                                                   President
                                             Fax:  (630) 571-2623
                                             Ph:   (630) 571-7222 ext. 122

                                    PORTLAND MORTGAGE COMPANY

                                    By: /s/ Steve Khoshabe
                                        ----------------------------------------

                                    Title: CEO

                                    Address: Portland Mortgage Company
                                             c/o United Financial Mortgage Corp.
                                             815 Commerce Drive, Suite 100
                                             Oak Brook, Illinois 60523
                                             Attn: Steve Khoshabe
                                                   President
                                             Fax: (630) 571-2623
                                             Ph:  (630) 571-7222 ext. 122

                                         (collectively, the "Company")

                                    NATIONAL CITY BANK OF KENTUCKY

                                    By: /s/ Jenny W. Johnston
                                        ----------------------------------------

                                    Title:______________________________________

                                    Address: National City Bank of Kentucky
                                             421 West Market Street
                                             Louisville, KY 40202
                                             Attn: Gary Sieveking
                                                   Senior Vice President
                                             Fax:  (502) 581-4154
                                             Ph:   (502) 581-7660

                                    BANK ONE, NA

                                    By: /s/ Angela M. Izzo
                                        ----------------------------------------

                                    Title: Vice President

                                    Address: Bank One, NA
                                             120 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attn: Angela M. Izzo
                                                   Vice President
                                             Fax: (312) 661-5034
                                             Ph: (312) 661-5558

                                    WEST SUBURBAN BANK

                                    By: /s/ Michael P. Brosnahan
                                        ----------------------------------------

                                    Title: Senior Vice President

                                    Address: West Suburban Bank
                                             711 S. Westmore-Meyers Road
                                             Lombard, Illinois 60148
                                             Attn: Michael P. Brosnahan
                                                   Senior Vice President
                                             Fax: (630) 629-0279
                                             Ph: (630) 652-2308

                                    COMERICA BANK

                                    By: /s/ Robert Marr
                                        ----------------------------------------

                                    Title: Vice President

                                    Address: Comerica Bank

                                             500 Woodward Avenue
                                             MC: 3256
                                             Detroit, Michigan 48226
                                             Attn: Robert Marr
                                                   Vice President
                                             Fax: (313) 222-9295
                                             Ph: (313) 222-4119

                                    COLONIAL BANK

                                    By: /s/ Amy Nunneley
                                        ----------------------------------------

                                    Title: Senior Vice President

                                    Address: Colonial Bank

                                             201 E. Pine Street

                                             Suite 730
                                             Orlando, Florida 32801
                                             Attn: Cathie Kissick
                                                   Senior Vice President
                                                   and Director

                                             Fax: (407) 835-6690
                                             Ph: (407) 835-6700
                                             Attn: Chad Cain
                                             Fax: (407) 835-6690
                                             Ph: (407) 835-6681

                                             (collectively, the "Banks")

                                    NATIONAL CITY BANK OF KENTUCKY, IN ITS
                                    CAPACITY AS AGENT FOR THE BANKS

                                    By: /s/ Jenny W. Johnston
                                        ----------------------------------------

                                    Title:______________________________________

                                    Address: National City Bank of Kentucky
                                             421 West Market Street
                                             Louisville, KY 40202
                                             Attn: Gary Sieveking
                                                   Senior Vice President
                                             Fax: (502) 581- 4154
                                             Ph: (502) 581-7660

                                                      (the "Agent")